Exhibit 4.23

For Private & Confidential
Not For Circulation

Bharat Aluminium Company Limited

Information Memorandum / Disclosure Document	Date: May 30, 2013
(For Private Circulation only)

Issue of 5000 Rated Taxable Secured Listed Redeemable Non-Convertible Debentures of Face Value of Rs. 10.00 lakhs each, aggregating upto Rs. 500 Crore to be issued on a Private Placement basis in the financial year 2013-14

Credit Rating – CRISIL AA / Stable

GENERAL RISKS

Investment in debt and debt related securities involve a degree of risk and investors should not invest any funds in the debt instruments, unless they can afford to take the risks attached to such investments. For taking an investment decision, the investors must rely on their own examination of the Company and the Issue including the risks involved. The Debentures have not been recommended or approved by Securities and Exchange Board of India (“SEBI”) nor does SEBI guarantee the accuracy or adequacy of this document.

ISSUER’S ABSOLUTE RESPONSIBILITY

The Issuer, having made all reasonable inquiries, hereby confirms that the information contained in this Information Memorandum / Disclosure Document is true and fair in all material respects and is not misleading in any material respect, that the opinions and intentions expressed herein are honestly held and that there are no other facts, the omission of which makes this document as a whole or any of such information or the expression of any such opinions or intentions misleading in any material respect.

ISSUE SCHEDULE

ISSUE OPENING DATE	31st May 2013
ISSUE CLOSING DATE	31st May 2013

CREDIT RATING

The Debentures have a long term rating of CRISIL AA / Stable. The rating is not a recommendation to buy, sell or hold securities and investors should take their own decision. The rating may be subject to revision or withdrawal at any time by the assigning rating agency. The rating agency has a right to suspend or withdraw the rating at any time on the basis of factors such as new information or unavailability of information or any other circumstances which it believes may have an impact.

LISTING

The Debentures are proposed to be listed on the wholesale debt market segment of the National Stock Exchange of India Limited (“NSE” or the “Stock Exchange”)

ISSUER

Bharat Aluminium Company Ltd.

Regd Office: Aluminium Sadan, Core 6,

Scope Office Complex, 7 Lodi

Road, New Delhi 110 003

Head Office: P.O Box, BALCO

Nagar, Korba 495684

Tel: +91 22 40058025

Fax: +91 22 40058011

Email: prerna.halwasiya@vedanta.co.in

Website: www.balcoindia.com

Contact Person: Ms. Prerna Halwasiya

DEBENTURE TRUSTEE

IL&FS Trust Company Limited

The IL&FS Financial Centre

Plot C-22, G Block

Bandra Kurla Complex,

Bandra East

Mumbai 400 051

Tel: Tel: 022-2659 3215

Email: Vivek.choudhary@ilfsindia.com

Website: www.ilfsindia.com

Contact Person: Ms. Poonam Mirchandani

REGISTRAR TO ISSUE

Karvy Computershare Private Ltd.

Plot No. 17 to 24

Vittalrao Nagar,

Madhapur,

Hyderabad 500 081

Tel: +91 40 44655000

Fax: +91 40 23420814

E-mail: einward.ris@karvy.com

Website: www.karvy.com

Contact Person: Mr. P A Varghesp

NOTE: This Information Memorandum / Disclosure Document of private placement is neither a prospectus nor a statement in lieu of a prospectus. This is only an information brochure intended for private use and should not be construed to be a prospectus and/or an invitation to the public for subscription to Debentures under any law for the time being in force. The Company can, at its sole and absolute discretion change the terms of the offer. The Company reserves the right to close the Issue earlier from the aforesaid date or change the Issue time table including the Date of Allotment (as defined hereinafter) at its sole discretion, without giving any reasons or prior notice. The Issue will open for subscription at the commencement of banking hours and close at the close of banking hours. The Issue shall be subject to the terms and conditions of this Information Memorandum / Disclosure Document filed with the Stock Exchange and other documents in relation to the Issue.

For Private & Confidential
Not For Circulation

Bharat Aluminium Company Limited

DEFINITIONS AND ABBREVIATIONS

The Company / Issuer / BALCO	Bharat Aluminium Company Limited, a public limited company incorporated under the Companies Act, 1956 and having its registered office at Aluminium Sadan, Core - 6, Scope Office Complex, Lodi Road, New Delhi - 110 003

“we”, “us”, “our”	Unless the context otherwise requires, the Company.

Application Form	The form in which an investor can apply for subscription to the Debentures.

Allotment Intimation	An advice informing the allottee of the number of Letter(s) of Allotment/Debenture(s) allotted to him in Electronic (Dematerialised) Form

Allot/Allotment/Allotted	Unless the context otherwise requires or implies, the allotment of the Debentures pursuant to the Issue.

Arrangers	Kotak Mahindra Bank Limited and Axis Bank Limited

Articles	Articles of Association of the Company

Board	Board of Directors of the Company or a Committee thereof

Credit Rating Agency	CRISIL Limited or any other Rating Agency, appointed from time to time

Date of Allotment / Deemed Date of Allotment	The date on which Allotment for the Issue is made

Debentures / NCD(s)	5000 Rated, Taxable, Secured, Listed, Redeemable Non-Convertible Debenture(s) of face value of Rs.10 lakhs each aggregating upto Rs. 500 crore issued by the Issuer pursuant to the terms and conditions set out in this Information Memorandum / Disclosure Document.

Debenture holder(s)	The investors who are allotted Debentures.

Debenture Trustee	IL&FS Trust Company Limited

Depository/ies	National Securities Depository Limited (NSDL) and Central Depository Services (India) Limited (CDSL)

DP	Depository Participant

FII	Foreign Institutional Investor (as defined under the Securities and Exchange Board of India (Foreign Institutional Investors) Regulations, 1995 as amended from time to time), registered with SEBI

I.T. Act	The Income-tax Act, 1961 as amended from time to time

Information Memorandum/ Disclosure Document	This Information Memorandum / Disclosure Document through which the Debentures are being offered on a private placement basis

Issue	Issue of Rated, Taxable, Secured, Listed, Redeemable, Non-Convertible Debentures on a Private Placement basis

ISIN	International Securities Identification Number

Memorandum / MOA	Memorandum of Association of the Company

Mutual Fund	A mutual fund registered with SEBI under the Securities and Exchange Board of India (Mutual Funds) Regulations, 1996.

Pay In Date	The date on which the Debentureholders shall make payment for subscription to the Debentures

For Private & Confidential
Not For Circulation

Bharat Aluminium Company Limited

Registrar/Registrar to the Issue	Registrar to the Issue, in this case being Karvy Computer share Private Limited

ROC	The Registrar of Companies

RTGS	Real Time Gross Settlement, an electronic funds transfer facility provided by RBI

RBI	The Reserve Bank of India

SEBI	Securities and Exchange Board of India constituted under the Securities and Exchange Board of India Act, 1992 (as amended from time to time)

SEBI Regulations	The Securities and Exchange Board of India (Issue and Listing of Debt Securities) Regulations, 2008 issued by SEBI as amended from time to time

The Act \ Companies Act	The Companies Act, 1956 (as amended from time to time)

Working Days / Business Days	All days on which banks in Mumbai are open for business except Saturday, Sunday and any public holiday

For Private & Confidential
Not For Circulation

Bharat Aluminium Company Limited

TABLE OF CONTENTS

DISCLAIMER	5
GENERAL INFORMATION	7
(a) Name & Address of the Registered Office	7
(b) Board of Directors as on May 22, 2013	8
(c) Name of the director in RBI default \ ECGC list	9
(d) Details of Change in Directors since last 3 years	9
(e) Compliance Officer	10
(f) Chief Financial Officer	10
(g) Auditors	10
(h) Details of Change in Auditor in last 3 years	11
(i) Arrangers	11
(j) Debenture Trustee	11
(k) Registrar to the Issue	11
(l) Credit Rating Agency of the Issue	11
ISSUER PROFILE	12
KEY OPERATIONAL AND FINANCIAL PARAMETERS	16
New Projects	17
A BRIEF HISTORY OF THE ISSUER	18
DETAILS OF THE BORROWING:	22
PARTICULARS OF NCD ISSUED IN THE PAST	24
ABRIDGED STANDALONE & CONSOLIDATED ACCOUNTS	26
DETAILS OF SECURITIES ISSUED AND SOUGHT TO BE LISTED	32
SERVICING OF EXISTING DEBT, PAYMENT OF DUE INTEREST ON DUE	36
MATERIAL CONTRACTS, AGREEMENTS INVOLVING FINANCIAL OBLIGATIONS OF THE ISSUER	36
MATERIAL EVENTS	37
BRIEF OFFER DETAILS	37
(a) The Issue	37
(b) Utilization of the Issue Proceeds	37
(c) Rating	37
(d) Redemption	37
(e) Maturity Period	38
(f) Coupon / Yield on redemption	38
(g) Discount / Effective Price to Investor	38
(h) Security	38
OTHER REGULATORY AND STATUTORY DISCLOSURES	48
ANNEXURE I: SUMMARY TERM SHEET	50
ANNEXURE II: UNDERTAKING BY THE COMPANY	54
ANNEXURE III: APPLICATION FORM	55
ANNEXURE IV: RATING LETTER & RATING RATIONALE	58
ANNEXURE V: CONSENT LETTER FROM DEBENTURE TRUSTEE	59
ANNEXURE VI: NSE IN-PRINCIPLE APPROVAL FOR LISITING	59

For Private & Confidential
Not For Circulation

Bharat Aluminium Company Limited

DISCLAIMER

This Information Memorandum / Disclosure Document is neither a Prospectus nor a Statement in lieu of a Prospectus. The issue of Debentures is being made strictly on a private placement basis. This Information Memorandum / Disclosure Document is not intended to be circulated to more than 49 (forty-nine) persons. Multiple copies hereof given to the same entity shall be deemed to be given to the same person and shall be treated as such. It does not constitute and shall not be deemed to constitute an offer or an invitation to subscribe to the Debentures to the public in general. This Information Memorandum / Disclosure Document should not be construed to be a prospectus or a statement in lieu of prospectus under the Companies Act, 1956.

This Information Memorandum / Disclosure Document has been prepared in conformity with the SEBI Regulations. Therefore, as per the applicable provisions, copy of this Information Memorandum / Disclosure Document has not been filed or submitted to the SEBI for its review and/or approval. Further, since the Issue is being made on a private placement basis, the provisions of Section 60 of the Companies Act shall not be applicable and accordingly, a copy of this Information Memorandum / Disclosure Document has not been filed with the RoC or the SEBI.

This Information Memorandum / Disclosure Document has been prepared to provide general information about the Issuer to potential investors to whom it is addressed and who are willing and eligible to subscribe to the Debentures. This Information Memorandum / Disclosure Document does not purport to contain all the information that any potential investor may require. Neither this Information Memorandum / Disclosure Document nor any other information supplied in connection with the Debentures is intended to provide the basis of any credit or other evaluation and any recipient of this Information Memorandum / Disclosure Document should not consider such receipt a recommendation to purchase any Debentures. Each investor contemplating purchasing any Debentures should make its own independent investigation of the financial condition and affairs of the Issuer and its own appraisal of the creditworthiness of the Issuer. Potential investors should consult their own financial, legal, tax and other professional advisors as to the risks and investment considerations arising from an investment in the Debentures and should possess the appropriate resources to analyze such investment and the suitability of such investment to such investor’s particular circumstances.

The Issuer confirms that, as of the date hereof, this Information Memorandum / Disclosure Document (including the documents incorporated by reference herein, if any) contains all information that is material in the context of the Issue of the Debentures, is accurate in all material respects and does not contain any untrue statement of a material fact. It has not omitted any material fact necessary to make and the statements made herein are not misleading in the light of the circumstances under which they are made. No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Information Memorandum / Disclosure Document or in any material made available by the Issuer to any potential investor pursuant hereto and, if given or made, such information or representation must not be relied upon as having been authorized by the Issuer.

This Information Memorandum / Disclosure Document and the contents hereof are restricted for only the intended recipient(s) who have been addressed directly and specifically through a communication by the Company and only such recipients are eligible to apply for the Debentures. All investors are required to comply with the relevant regulations/guidelines applicable to them for investing in this Issue. The contents of this Information Memorandum / Disclosure Document are intended to be used only by those investors to whom it is distributed. It is not intended for distribution to any other person and should not be reproduced by the recipient.

No invitation is being made to any persons other than those to whom application forms along with this Information Memorandum / Disclosure Document being issued have been sent by or on behalf of the Issuer. Any application by a person to whom the Information Memorandum / Disclosure Document has not been sent by or on behalf of the Issuer shall be rejected without assigning any reason.

For Private & Confidential
Not For Circulation

Bharat Aluminium Company Limited

The person who is in receipt of this Information Memorandum / Disclosure Document shall maintain utmost confidentiality regarding the contents of this Information Memorandum / Disclosure Document and shall not reproduce or distribute in whole or part or make any announcement in public or to a third party regarding the contents without the consent of the Issuer.

Each person receiving this Information Memorandum / Disclosure Document acknowledges that:

Such person has been afforded an opportunity to request and to review and has received all additional information considered by it to be necessary to verify the accuracy of or to supplement the information herein; and

Such person has not relied on any intermediary that may be associated with issuance of Debentures in connection with its investigation of the accuracy of such information or its investment decision.

The Issuer does not undertake to update the Information Memorandum / Disclosure Document to reflect subsequent events after the date of the Information Memorandum / Disclosure Document and thus it should not be relied upon with respect to such subsequent events without first confirming its accuracy with the Issuer.

Neither the delivery of this Information Memorandum / Disclosure Document nor any issue of Debentures made hereunder shall, under any circumstances, constitute a representation or create any implication that there has been no change in the affairs of the Issuer since the date hereof.

This Information Memorandum / Disclosure Document does not constitute, nor may it be used for or in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. No action is being taken to permit an offering of the Debentures or the distribution of this Information Memorandum / Disclosure Document in any jurisdiction where such action is required. The distribution of this Information Memorandum / Disclosure Document and the offering and issue of the Debentures may be restricted by law in certain jurisdictions. Persons into whose possession this Information Memorandum / Disclosure Document come are required to inform themselves about and to observe any such restrictions. The Information Memorandum / Disclosure Document is made available to investors in the Issue on the strict understanding that the contents hereof are strictly confidential.

For Private & Confidential
Not For Circulation

Bharat Aluminium Company Limited

GENERAL INFORMATION

(a)	Name & Address of the Registered Office

Issuer: Bharat Aluminium Company Limited

Address of Registered Office

Aluminium Sadan, Core - 6, Scope Office Complex, Lodi Road, New Delhi - 110 003

Address of Head Office:

PO Box, BALCO Nagar, Korba : 495684

Tel No.: +91-7759-241012, Fax No: +91-7759-242956/241011

Website: www.balcoindia.com

Contact Person: Ms Prerna Halwasiya,

Email: prerna.halwasiya@vedanta.co.in

For Private & Confidential
Not For Circulation

Bharat Aluminium Company Limited

(b)	Board of Directors as on May 22, 2013

s. No.	Name, Designation and DIN	DOB / Age	Address	Director of the Company Since	Details of other Directorships held

1	Mr. Navin Agarwal Chairman DIN: 00006303	11.01.1961 / 52	Soham, 8/738 Behramji Gamadia Road (Carmichael Road), Mumbai 400026, Maharashtra, INDIA	02.03.2001

•   Hindustan Zinc Limited

•   Cairn India Limited

•   The Madras Aluminium Co. Limited

•   Sterlite Iron & Steel Company Limited

•   Vedanta Aluminium Limited

•   Hare Krishna Packaging Private Limited

•   Konkola Copper Mines, Plc.

•   Vedanta Resources Plc., UK

•   Vedanta Resources Holdings Limited

•   Vedanta Resources Investment Limited

2.	Mr. SK Roongta Vice Chairman DIN	09.05.1950 / 63	D-91, DLF Pinnacle, DLF Phase V, Opp DLF Golf Cource, Gurgaon – 122009	19.06.2012

•   Neyveli lignite Corporation Limited

•   Shipping Corporation of India Limited

•   Jubilant Industries Limited

•   Hindustan Petroleum Corporation Limited

•   ACC Limited

•   Vedanta Aluminium Limited

•   Sterlite Energy Limited

•   Talwandi Sabo Power limited

•   Board of Governors, IIT Bhubaneswar

3.	Mr. Tarun Jain	06.03.1960 /53	411, Akshay Giri Kunj -1, Paliram Road, Andheri West, Mumbai -400058	02.03.2001	• Vedanta Aluminium Limited • Twinstar Holdings Limited • Sterlite (USA) Inc • Cairn India Limited • Sterlite Infra Limited • Vedanta Medical Research Foundation • Rajtaru Charity foundation

4.	Mr. Kannan Ramamirtham	02.06.1949/ 63	Karachi Citizens CHS 205-B, New Link Road, DN	19.06.2012	• Oriyansayi Consultant Private Limited

For Private & Confidential
Not For Circulation

Bharat Aluminium Company Limited

			Nagar, Andheri West, Mumbai – 400053

•   Lakecity Ventures Private Limited

•   Orient Press limited

•   Mentis Soft Solutions Private Limited

•   Shasun Pharmaceuticals Limited

•   Ram Ratna Wires Limited

•   New Leaf Educational Products Private Limited

•   Realtime Techsolutions Private Limited

•   Secure Earth Technologies Limited

•   Pan India Paryatan Private Limited

5.	Mr. Naresh Kumar	18.11.1963 /49	D-63, Type V, Sector-10, Nivedita Kunj, RK Puram, New Delhi -110022	26.02.2013	• Hindustan Diamond Company Private Limited

6.	Mrs. Vinita Aggrawal	09.10.1960 /52	B-4, Tower 8, New Moti Bagh, New Delhi – 110003	10.09.2012	Nil

7.	Ms. Sujata Prasad	07.04.1958/ 55	6A, Tower 2, New Moti Bagh, New Delhi-110023	01.05.2013	• Coal India Limited (CIL) • Hindustan Copper Limited (HCL) • Hindustan Zinc Limited (HZL)

(c)	Name of the current directors who are appearing in the RBI defaulter list and/or ECGC default list, if any

No director’s name is appearing in the RBI defaulter list and / or ECGC defaulter list.

(d)	Details of Change in Directors since last three (3) years

Sr. No.	Name of Directors	Date of Appointment	Date of Resignation
1	Mr. Anil Agarwal	02/03/2001	31/01/2012
2	Mr. Navin Agarwal	02/03/2001
3	Mr. Tarun Jain	02/03/2001
4	Mr. Pramod Suri	25/04/2007	21/07/2011
5	Mr. Gunjan Gupta (WTD)	16/10/2008	21/05/2013

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Bharat Aluminium Company Limited

6	Mr. Gudey Srinivas	26/10/2010	10/09/2012
7	Mr. Ravinder Malhotra	27/12/2010	10/09/2012
8	Ms. Anjali Anand Srivastava	10/01/2011	01/05/2013
9	Mr. Sanjiv Kumar Mittal	28/03/2007	10/01/2011
10	Mr. Gaurav Kumar	07/10/2009	27/12/2010
11	Mr. Naresh Kumar	10/09/2012	19/12/2012
	reappointed again on	26/02/2013
12	Ms. Vinita Aggrawal	10/09/2012
13	Mr. Durga Shankar Mishra	19/12/2012	26/02/2013
14	Ms. Sujata Prasad	01/05/2013
15.	Mr. R. Kannan	21/07/2011
16.	Mr. SK Roongta	31/01/2012

(e)	Compliance Officer

Name: Ms Prerna Halwasiya

	Address	: Bharat Aluminium Company Limited
Aluminium Sadan, Core - 6, Scope Office Complex,
Lodi Road, New Delhi -110 003

	Tel	: 022-40278025
	Fax	: 022-40058011
	Email	: prerna.halwasiya@vedanta.co.in

Investors can contact the compliance officer in case of any pre-issue or post-issue related problems such as non-receipt of letters of allotment, credit of debentures, interest on application money, etc. in the respective beneficiary account or refund orders, etc.

(f)	Chief Financial Officer

Name: Mr Dinesh Mantri

	Address	: Bharat Aluminium Company Limited Aluminium Sadan, Core - 6, Scope Office Complex, Lodi Road, New Delhi -110 003

	Tel	: 07759-242747
	Fax	: 07759-241011
	Email	: dinesh.mantri@vedanta.co.in

(g)	Auditors

Name: Deloitte Haskins & Sells

	Address	: Indiabulls Finance Centre, Tower 3, 31st Floor, Elphinstone Mill Compound, Senapati Bapat Marg, Elphinstone (W), Mumbai-400 013, India

For Private & Confidential
Not For Circulation

Bharat Aluminium Company Limited

Tel     :022-61855455

Fax    :022-61854501

Auditor since: Financial Year 2003-4

(h)	Details of Change in Auditor since last three (3) years : No Change

(i)	Arrangers

The Company has engaged Kotak Mahindra Bank Limited (“KMBL”) and Axis Bank Limited to act as Arrangers for the Issue.

The Company shall be solely responsible for the accuracy and completeness of all the material information provided in the Information Memorandum / Disclosure Document. Arrangers shall be entitled to rely on the accuracy and completeness of all information, advice or other material provided by or on behalf of the Company and its professional advisers. Please refer to the section “Other Regulatory and Statutory Disclosures” on the role and limit of responsibility / liability of the Arranger.

(j)	Debenture Trustee

Name: IL&FS Trust Company Limited

Address: The IL&FS Financial Centre, Plot C- 22, G Block,

                Bandra Kurla Complex, Bandra(E), Mumbai 400051

Tel: +91-22-26593884

Fax: +91 -22-2653-3297

Email: Vivek.choudhary@ilfsindia.com

Contact Person: Mr Vivek Choudhary

(k)	Registrar to the Issue

Name: Karvy Computershare Pvt Ltd

Address: Plot No 17 to 24

Vittalrao Nagar, Hyderbad

Tel:+91-40-44655000

Fax: + 91 -40-23420814

Email: einward.ris@karvy.com

Contact person: P A Varghesp

(l)	Credit Rating Agency of the Issue

CRISIL Limited

CRISIL House, Central Avenue,

Hiranandani Business Park, Powai,

Mumbai – 400 076

Tel: +91 22 3342 3000

Fax: +91 22 4040 5800

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Bharat Aluminium Company Limited

ISSUER PROFILE

A Brief Summary of the Business /Activities of the Issuer and its Line of Business:

BALCO is one of the three large aluminium players in the country, with a production volume share of around 18% during 2011-12

BALCO, a 100% Government of India (GoI) undertaking was the first public sector company in India which started producing Aluminium in 1974. On March 2, 2001, the GoI sold 51% of its stake in the company to the Sterlite Group for a gross consideration of Rs 553 crore. The company had an Aluminium smelter capacity of 100,000 tonnes per annum (tpa) at that time.

After the takeover in March 2001, the company initiated a large capex program involving investments totalling around Rs 4000 crore till 2006-07, which was largely for setting up

1. 245,000-tpa smelter (Rs 2200 crore, commissioned in November 2006),

2. 540-MW captive power plant (for Rs 1300 crore, commissioned in March 2006)

The total smelter capacity as on date is 245,000 tpa. However, with low prices of aluminium during 2008 to 2010, BALCO has suspended operations at the 100,000 tpa facility based on Soderberg technology which had high cost of operations. Currently only the pre-bake technology smelter is being used. The pre bake technology is more efficient than Soderberg technology, as it facilitates better alumina feed control, higher productivity and lower raw material and power consumption. Thus the current operational smelter capacity is 245,000 tpa.

Business Model:

Aluminium manufacturing involves the following THREE major steps –

1.	Extraction of the ore (Bauxite) from mines

2.	Refining of the ore to get Alumina (Aluminium Oxide)

3.	Smelting of Alumina to obtain Aluminium

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Bharat Aluminium Company Limited

Presently Company is sourcing all Alumina requirements from overseas market due to suspension of Vedanta Lanjigarh Refinery and smelting imported Alumina into Aluminium at its Aluminium Smelter Plant situated at Korba

Brief Note on Vedanta Group

The structure of major Vedanta Group companies is as under:

Copper

Sterlite is one of the largest copper rod producers in Asia. Sterlite copper business comprises of two operations, namely, Sterlite custom smelting and refinery in India and CMT mining operations in Australia. The primary products in this segment are copper cathode and copper rods. The copper business comprises smelting, processing of copper and its by-products.

Sterlite’s operations include a smelter, a refinery, a phosphoric acid plant, a sulphuric acid plant, a copper rod plant and two captive power plants at Tuticorin in the state of Tamil Nadu in southern India; and a refinery and two copper rod plants at Silvassa in the Union territory of Dadra and Nagar Haveli in western India, The Tuticorin Smelter has been operating for more than thirteen years in accordance with global standards. It employs the ISA Smelt process which is considered globally as an environmentally advanced technology. In addition, the company owns and operates the Mt. Lyell copper mine at Tasmania in Australia, which provides around 8% of the copper concentrate requirements at Sterlite Copper as well as a precious metal refinery and copper rod plant at Fujairah in the UAE.

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Bharat Aluminium Company Limited

Zinc and Lead

HZL was acquired by Sterlite in the year 2002 when the Government disinvested the stake in HZL. Sterlite has a 64.9% ownership interest in HZL, with the remainder owned by the Government of India (29.5%) and institutional and public shareholders (5.6%).

HZL’s operations include four lead-zinc mines, four zinc smelters, two lead smelters, one lead-zinc smelter, six sulphuric acid plants, a silver refinery and five captive power plants in the State of Rajasthan in Northwest India, one zinc smelter and a sulphuric acid plant in the State of Andhra Pradesh in Southeast India and one zinc ingot melting and casting plant at Haridwar and one silver refinery, one zinc ingot melting and casting plant, one lead ingot melting and casting plant at Pantnagar in the State of Uttarakhand in North India.

International Business

Sterlite through its wholly owned subsidiaries acquired Zinc assets comprising 100% of Skorpion, which owns the Skorpion mine and refinery in Namibia, a 74% stake in Black Mountain, whose assets include the Black Mountain mine and the Gamsberg project in South Africa, and 100%. Of Lisheen, which owns the Lisheen mine in Ireland.

Aluminium

BALCO

BALCO was incorporated in the year 1965 as a Public Sector Undertaking (PSU) and since then the Company has been closely associated with the Indian Aluminium Industry, in a pivotal role. Located in Korba in the state of Chhattisgarh in central India, our majority owned subsidiary, BALCO is one of the four primary producers of Aluminium in India. Government of India (GoI) divested 51% equity in the year 2001 in favour of Sterlite Industries (India) Limited. Balance 49% is with GoI. After disinvestment, a pre-baked smelter of capacity 245 kt per annum has been established in the year 2004. The Company is playing a crucial role in introducing aluminium as a potential alternative to other metals like Steel in construction, and Copper in power transmission industry. The smelter plants are being supported by uninterrupted power supply through Captive Power Plants - 270 MW at Jamnipali, Korba and 540 MW at smelter site.

Vedanta Aluminium Limited

Vedanta Aluminium Limited (VAL) is owned 70.5% by VRPlc and the balance stake of 29.5% is with Sterlite. VAL is setting up a large scale integrated aluminium project in the State of Orissa in Eastern India comprising of an Alumina Refinery at Lanjigarh and an Aluminium Smelter at Jharsuguda with associated power facilities.

As part of Phase I, VAL has set up an alumina refinery of 1 mtpa capacity along with 90 MW Co-generation Captive Power Plant at Lanjigarh and 0.50 mtpa Aluminium Smelter along with 1215 MW Captive Power Plant (CPP) at Jharsuguda in Orissa. Work at the 1.10 MTPA Jharsuguda-II Aluminium Smelter project is in progress.

During 2010, MoEF has denied approval to VAL for expansion of its refinery project at Lanjigarh as also the ministry has denied Stage II clearance to Orissa Mining Corporation to start mining of bauxite from Niyamgiri mines for supplying bauxite to VAL for its refinery project.

VAL had been operating its 1 mtpa refinery by sourcing bauxite from various states in India and for operating its 0.50 MTPA smelter at Jharsuguda, it was importing the balance requirement of alumina.

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Not For Circulation

Bharat Aluminium Company Limited

However, because of non-availability of adequate quantity of bauxite, the company has suspended operations of its 1 MTPA refinery at Lanjigarh with effect from 5th December 2012. At present, the entire alumina required for the smelter at Jharsuguda is being imported.

Sterlite Energy Limited

Sterlite Energy Limited (SEL) is a 100% subsidiary of Sterlite Industries (I) Limited. SEL was established to develop, construct and operate power plants and seeks to become one of India’s leading commercial power generation companies.

SEL is well positioned to capitalize on India’s economic growth and power deficit to develop a commercial power generation business. It shall benefit from Vedanta group’s experienced and focused management with strong project execution skills, experience in building and operating captive power plants, substantial experience in mining activities and the capacity to finance world-class projects. Sterlite Energy Ltd has taken a major initiative towards the advancement of the power infrastructure in Orissa through its 2400 MW i.e. 4 x 600 MW coal-based independent power plant (IPP) in Jharsuguda district.

Talwandi Sabo Power Project

SEL, through its subsidiary Talwandi Sabo Power Limited, is developing 1980MW Power Project at village Banawala, Mansa-Talwandi Sabo in District Mansa, Punjab. This is a coal-fired thermal power production project with 3 units of 660MW each.

Ports and Infrastructure Business

Vishakapatnam Port

The Company was the successful bidder for mechanisation of the coal handling facilities at the outer harbour of Vishakapatnam port on the east coast of India, which is based on the Public Private Partnership (PPP) model. The Company has a seventy four percent equity interest in VIZAG General Cargo Berth Pvt Limited (VGCB), a special purpose vehicle formed as a joint venture between the Company and Leighton Contractors India (Private) Limited.

The initial capacity of the upgraded berth will be 10.2 million tonnes per annum with flexibility to upgrade to 12.5 million tonnes per annum. VGCB entered into a concessionaire agreement on October 08, 2010 with Vishakapatnam Port Trust, for mechanisation the coal handling facilities and to upgrade the general cargo berth on a build-operate-transfer basis for 30 years commencing on the date of award of concession.

Paradip Port

The Company was declared as the successful bidder for Paradip Port’s Multi Cargo Berth on build, own and operate basis which is situated in the Jagatsinghapur District of Orissa, on the east coast of India.

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Key Operational and Financial Parameters –

	Rs in Crore except ratios.
Parameters	2012-13	2011-12	2010-11	2009-10
Net worth	4,339.24	4,271.06	4,005.40	3,570.95
Total Debt	4,299.41	3,805.02	2,462.24	2,011.57
- Of which Non current maturities Of Long term Borrowing	2,527.44	2,268.60	1,595.14	1,550.92
- Short term Borrowing	1,435.98	403.04	432.12	309.62
- current maturities Of Long term Borrowing	335.99	1,133.37	434.98	151.02
Net Fixed Assets (Other than intangible assets) including CWIP	9,310.01	8,367.25	8,367.25	4,213.85
Non Current Assets	173.41	270.58	487.05	896.56
Cash and cash equivalents	0.72	248.28	176.94	4.78
Current Investments	—	—	123.05	0
Current Assets	1,004.31	995.20	843.09	892.74
Current Liabilities (Other than current maturities of Long term borrowing, Service line and security deposits from customers and short term borrowing)	1,274.44	1,251.65	833.19	981.54
Net Sales	3,877.73	3,730.65	3,619.89	3,330.04
EBITDA	354.53	585.12	895.11	949.06
EBIT	93.37	314.82	573.45	1,313.72
Interest	60.10	33.30	24.48	27.97
PAT	58.38	265.67	440.86	535.98
Dividend including dividend distribution tax	0	0	6.40	6.43
Current Ratio (after considering current maturities of Long term borrowing)	0.62	0.42	0.66	0.79
Interest Coverage Ratio	2.18	14.19	27.33	15.92
Gross Debt/Equity Ratio	1.09	0.98	0.61	0.56
Debt Service Coverage Ratio	0.42	1.83	1.45	0.94

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New Projects

The Company is in the process of setting up the 1200MW thermal based power plant pursuant to the Memorandum of Understanding with the Government of Chhattisgarh dated 7th October 2006 at a cost of Rs.4650 crores as approved by the Board at its meeting held on 9th January 2008. The first and Second unit simulation synchronization on oil has been completed. Third unit Steam Blowing is ready for synchronization on oil. Fourth unit synchronization has been targeted in first quarter of FY 2013-2014. Second chimney civil work has been completed.

The Company had commenced implementation of the Memorandum of Understanding dated 8th August 2007 with the Government of Chhattisgarh for setting up of a new smelter with a 6.5 lakh mtpa capacity at an estimated cost of Rs. 8100 crores. Towards this, the Company has commenced the implementation process of the first phase of expansion for setting up 3.25 lakh mtpa pre-bake aluminium smelter at an estimated project cost of Rs.3800 crores as approved by the Board on 25th July 2008. The first metal production is scheduled in First quarter of 2013-14 and full commissioning of the project is expected to be completed by the fourth quarter of 2013-14.

Details about cost of project, amount spent and means of financing is as under as on 31st March 2013 :

Sr. No.	Particular’s	3.25 LTPA Smelter	1200 MW TPP	Total
A.	Budgeted Project Cost	3,800	4,650	8,450
B.	Commitment till March 2013	3,774	4,449	8,223
C.	Work Executed till Mar 2013	3,466	4,230	7,696
D.	Spent till Mar 2013	2,898	3,391	6,289
E.	Borrowing as on 31st Mar 2013	1,116	2,618	3,734
F.	Met Through Internal Accruals	1,782	773	2,555
F.	Balance Funding Required (A-D)	902	1,259	2,161
G.	Funding Planned	—
i.	Additional Borrowing Planned (Foreign Currency Borrowing through buyers credit)	379	228	607
ii.	Balance to be met by Fresh Equity infusion	523	1031	1554

	Total	902	1,259	2,161

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Gross Debt Equity Ratio –

Before the Issue of Debt securities - As on 31st March 2013	1.09
After the Issue of debt securities - Considering position as on 31st March 2013	1.22

A brief History of the Issuer - Since inception

HISTORY

Bharat Aluminium Company Limited was incorporated in the year 1965 as a Public Sector Undertaking (PSU). BALCO has several “firsts” to its credit. It is the first public sector enterprise in the country which started producing aluminium in 1975. In 1987-88, a captive power plant of 270 MW was added to cater to the power requirement of the unit. BALCO has been the first in the Indian Aluminium Industry to produce the Alloy Rods, which is a Feedstock for all Aluminium Alloy Conductors, needed for today’s power transmission lines. In the last 41 years, BALCO has built up a production capacity of 200,000 tonnes per annum of alumina production capacity, 350,000 tonnes per annum of smelting capacity and expanded its fabrication facility to include three Properzi Rod Mills, three pig casting machines, integrated hot and cold rolling mills, and captive power plants of 810MW capacity.

Till 2001, BALCO was a public sector enterprise owned 100% by Government of India (GoI). In the year 2001, GoI divested 51% equity and management control in favour of Sterlite Industries (I) Limited.

BALCO is a subsidiary of Sterlite Industries (India) Limited. Sterlite Industries, which acquired management control of BALCO by acquisition of a 51.0% interest in BALCO from the Government of India on March 2, 2001. On March 19, 2004, SIIL gave notice to exercise its call option to purchase the Government of India’s remaining 49.0% shareholding in BALCO at a price determined in accordance with the shareholders’ agreement entered into by the Government of India and SIIL. The exercise of this option has been contested by the Government of India and is pending in mediation. Further, the Government of India retains the right and has expressed an intention to sell 5.0% of BALCO to BALCO employees.

OUR PROMOTERS

1) Government of India

2) Sterlite Industries (India) Limited

Sterlite Industries (India) Limited (SIIL) was incorporated on September 8, 1975 under the laws of India and maintains a registered office at SIPCOT Industrial Complex, Madurai Bypass Road, T.V. Puram P.O., Tuticorin, State of Tamil Nadu 628 002, India.

SIIL was acquired by Mr. Anil Agarwat and his family in 1979 and has grown from a small wire and cable manufacturing company to one of India’s leading non-ferrous metals and mining companies. In 1988, SIIL completed an initial public offering of its shares in India. In 1991, SIIL commissioned a copper rod plant and in 1997 SIIL commissioned the first privately developed and licensed copper smelter in India at Tuticorin. In 2000, in order to obtain a source for some of the copper concentrate requirements of our Tuticorin smelter, SIIL acquired CMT, which owns the Mt. Lyell copper mine in Australia, and Thalanga Copper Mines Pty Ltd, or TCM, which owns 70% of the Highway Reward copper mine in Australia which has since closed in July 2005. CMT and TCM had been acquired by Monte Cello BV, or Monte Cello, in 1999, and SIIL acquired them through SIIL’s acquisition of Monte Cello from a subsidiary of Twin Star in 2000.

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On April 11, 2002, SIIL acquired through SOVL a 26.0% interest in HZL from the Government of India and a further 20.0% interest through an open market offer. On November 12, 2003, SIIL acquired through SOVL a further 18.9% interest in HZL following the exercise of a call option granted by the Government of India, taking SIIL’s interest in HZL to 64.9%. In addition, SOVL has a call option, which became exercisable beginning on April 11, 2007, to acquire the Government of India’s remaining ownership interest in HZL.

On October 3, 2006, SIIL acquired 100% of Sterlite Energy from Twin Star Infrastructure Limited, Mr. Anil Agarwal and Mr. Dwarka Prasad Agarwal for a total consideration of Rs. 4.9 million ($0.1 million). Sterlite Energy is SIIL’s subsidiary through which SIIL intends to pursue its plans to set up a thermal coal-based 2,400 MW power facility in the State of Orissa.

SIIL been a public listed company in India since 1988 and its equity shares are listed and traded on the NSE and BSE. Starting April 4, 2007, SIIL’s equity shares have been included in S&P CNX Nifty, a diversified index of 50 Indian stocks listed on the NSE. In June 2007, SIIL completed the ADS offering. SIIL ADSs are quoted on-the NYSE (NYSE: SLT).

SIIL is majority-owned and controlled subsidiary of Vedanta Resources Pic, a public company in the United Kingdom listed on the LSE and included in the FTSE 100 Index.

Details of share capital as on last quarter ended 31st March 2013.

Particulars	No. of Equity Shares	Face Value	Amount in Rs.
Authorised Share Capital	500,000,000	Rs 10 each	500 Crores
Issued, subscribed and Paid-up Share Capital	220,624,500	Rs 10 each	220.62 Crores

Changes in capital structure (Equity) as on last quarter ended 31st March 2013 for the last five years

NO Change in Capital Structure for the last five years

Equity Share capital history of the Company as on last quarter end, for the last five years

Sr. No.	Name of Shareholders	Number of Equity Shares of Rs. 10 each.	Percentage Holding
1.	President of India	10,81,06,005	49
2.	Sterlite Industries (India) Limited & its nominees holding 1 share each (with beneficial interest belonging to Sterlite Industries (India) Limited:- 1. Anil Agarwal 2. Ashish Dilwaria	11,25,18,495	51

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3. A. Pakrashi
4. S.N. Singh
5. Sandeep Verma

Total	22,06,24,500	100

Details of any acquisition or amalgamation in the last 1 year :

No acquisition or amalgamation has been done in last 1 year.

Details of any reorganization or reconstruction in the last 1 year:

No reorganization or reconstruction has been done in last 1 year.

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DETAILS OF SHAREHOLDING PATTERN AS ON THE LAST QUARTER ENDED 31st MARCH 2013

Sr. No	Particulars	Total No of Equity Shares	No of shares in demat form	Total shareholding as % of total no of equity shares
1.	Sterlite Industries ( India) Limited	11,25,18,495	11,25,18,495	51%
6.	President of India	10,81,06,005	Nil	49%

	Total	22,06,24,500	11,25,18,495	100.00

Note: No shares have been pledged by promoters

Main Objects of the Company –

1)	To carry on in India and elsewhere trades or business of metallurgists and miners including beneficiation of mineral, mineral dressing, concentration, smelting refining and the extraction, manufacture and fabrication, purchase and sale of and generally dealing in all metals and their products and alloys and in particular to manufacture and/or produce and/or otherwise engage generally in the manufacture or production of/or dealing in alumina, aluminium and aluminium products and by-products and the sale, dealing or other disposition of alumina, aluminium and aluminium

2)	To do the business as power producer

List of top 10 holders of equity shares of the Company as on the latest quarter ended 31st March 2013

Sr. No.	Name of the Shareholders	Total no of Equity shares	No of shares in demat form	Total shareholding as % of total no of equity shares
1.	President of India	10,81,06,005	Nil	49%
2.	Sterlite Industries (India) Limited and its 5 nominee (1 share each)	11,25,18,495	11,25,18,495	51%

	Total	22,06,24,500	11,25,18,495	100%

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Details of the Borrowings of the Company as on the latest quarter ended 31st March 2013.

Details of Secured Loan Facilities as on 31st March 2013.

(Rs. Crs unless otherwise specified)

Lender’s Name	Type of Facility	Amount Sanctioned	Principle Amount outstanding	Repayment Date / Repayment Schedule	Details of Security

State Bank of India London	External Commercial Borrowing	1,068	1,068	Repayable in three annual installments on 11th August 2016, 11th August 2017, 11th August 2018	Secured by first pari passu charges on all the fixed assets (excluding land) of the project both present and future along with secured lenders.

DBS Sank Singapore	External Commercial Borrowing	135	135	Repayable in three equal annual Installments on 11th November 2013, 11th November 2014, 11th November 2015	Secured by first pari passu charges on all movable fixed assets including plant and machinery related 1200 MW power project and 3.25 LTPA Smelter projects both present and future along with secured lenders

LIC of India	Non Covertibe Debentures	500	500	Repayable three equal annual Installments on 17th November 2013, 17th November 2014, 17th November 2015	Secured by first pari passu charge on the Fixed Assets of the Company Including land and building with minimum assets cover of 1.33 times.

DBS Bank Singapore	Capex Buyers Credit	272	44	Repayable from May 2013 to June 2013	Secured by first pari passu charges on all movable fixed assets including plant & machinery related 1200 MW power project and 3.25 LTPA Smelter projects both present and future along with secured tenders.

Axis Bank Limited	Capex Buyers Credit	625	96	Repayable in the period from May 2014 to April 2016	Secured by a subservient charge on the current assets and movable fixed assets and negative lien on entire fixed assets of BALCO

ICICI Bank Limited	Capex Buyers Credit	1,600	1,030	Repayable in the period from October 2013 to November 2016	Secured by exclusive charge on assets to be imported under the facilities

HDFC /SBI/ICICI	WCDL/Cash Credit	400	175	Repayable in April 2013	Secured by way of hypothecation of stock of raw materials, work-in-progress, semi-finished, finished products, consumable stores and spares, bills receivables, book debts and all other movables, both present and future.

State Bank of India	Opex Buyers Credit	475	281	Repayable in financial year 2013-14	Secured by way of hypothecation of stock of raw materials, work-in-progress, semi-finished, finished products, consumable stores and spares, bills receivables, book debts and all other movables, both present and future.

ICICI Bank Limited	Opex Buyers Credit	250	178	Repayable in financial year 2013-14	Secured by way of hypothecation of stock of raw materials, work-in-progress, semi-finished, finished products, consumable stores and spares, bills receivables, book debts and all other movables, both present and future.

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Details of Unsecured Facilities as on 31st March 2013

(Rs. Crs unless otherwise specified)

Lender’s Name	Type of Facility	Amt Sanctioned	Principle amount outstanding	Repayment Date / Repayment Schedule
Reliance Mutual Fund	Commercial Paper	200	200	31st May 2013
Reliance Mutual Fund	Commercial Paper	75	75	06th June 2013
Reliance Mutual Fund	Commercial Paper	100	100	24th May 2013
JP Morgan Mutual Fund	Commercial Paper	200	200	06th June 2013
Reliance Mutual Fund	Commercial Paper	50	50	30th May 2013
Birla Mutual Fund	Commercial Paper	65	65	06th June 2013
Kotak Mahindra Bank	Opex Buyers credit	200	102	Repayable in financial year 2013-14

Details of NCDs issued as on 31st March 2013

Debenture Series	Tenor/ Period of maturity	Coupon	Amount	Date of Allotment	Redemption date/ Redemption Schedule	Credit Rating	Secured/ Unsecured	Security
5000- 12.25% Rated Secured Redeemable Non Convertible Debentures (NCDs)	7 Years	12.25%	Rs 500 crore	17th November 2008	Repayable three equal annual Installments on 17th November 2013, 17th November 2014, 17th November 2015	CRISIL AA Stable Outlook	Secured	Secured by first pari passu charge on the Fixed Assets of the Company Including land and building with minimum assets cover of 1.33 times.

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List of NCD holders as on 31st March 2013

Sr. No.	Name of the Debenture Holders	Rs. in Crs.
1	LIC of India	500

The amount of corporate guarantee issued by the Issuer along with name of the counterparty (like name of subsidiary, JV entity, Group Company, etc) on behalf of whom it has been issued.

No Corporate guarantee issued

Details of Commercial Paper:- The total Face Value of Commercial Papers Outstanding as on the latest quarter ended 31st March 2013 :

Maturity	Amount Outstanding
31st May 2013	Rs 200 Crores
06th June 2013	Rs 340 Crores
24th May 2013	Rs 100 Crores
30th May 2013	Rs 50 Crores
TOTAL	Rs 690 Crores

Details of Rest of the borrowing (if any including hybrid debt like FCCB, Optionally Convertible Debentures / Preference Shares) as on 31st March 2013.

Party name (in case of a facility)/ Instrument name	Type of facility / Instrument	Amt sanctioned / Issued	Principle amount outstanding	Repayment Schedule	Credit Rating	Secured / Unsecured	Security
NIL

Details of all default/s and/or delay in payments of interest and principal of any kind of term loans, debt securities and other financial indebtedness including corporate guarantee issued by the Company, in the past 5 years

The Company is discharging all its liabilities in time. The Company has been paying regular interest and principle whenever due. There has been no default in payment of due interest or redemption in relation to debt securities issued / debt taken by the Company in past 5 years.

Details of any outstanding borrowings taken/ debt securities issued where taken / issued (i) for consideration other than cash, whether in whole or part, (ii) at a premium or discount, or (iii) in pursuance of an option;

No borrowings taken / debt securities issued (i) for consideration other than cash, in whole or part or (ii) at a premium or discount or (iii) in pursuance of an option.

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Details of the promoter Holding in the company as on latest quarter ended on 31st March 2013

Sr. No	Name of the shareholders / Promoters	Total No of equity shares	No of shares in demat form	Total share holding as % of total no of equity shares	No of shares pledged	% of shares pledged with respect to shares owned
1	President of India	10,81,06,005	Nil	49%	Nil	Nil
2	Sterlite Industries (India) limited & its nominees holding 1 share each (with beneficial interest belonging to Sterlite Industries (India) Limited:- 1. Anil Agarwal 2. Ashish Dilwaria 3. A. Pakrashi 4. S.N. Singh 5. Sandeep Verma	11,25,18,495	11,25,18,495	51%	Nil	Nil

Total		22,06,24,500	11,25,18,495	100%	Nil	Nil

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Abridged Standalone Balance sheet as on 31st March 2013 and 31st March 2012

(Rupees in Crores)

Particulars		Note No.	As at March 31, 2013	As at March 31, 2012
I.	EQUITY AND LIABILITIES
1	Shareholders’ funds
	(a) Share capital	3	220.62	220.62
	(b) Reserves and surplus	4	4,118.62	4,050.44
2	Non-current liabilities
	(a) Long-term borrowings	5	2,527.44	2,268.60
	(b) Deferred tax liabilities (net)	—	131.00	131.92
	(c) Other long-term liabilities	6	310.35	240.93
	(d) Long-term provisions	7	141.32	129.52
3	Current liabilities
	(a) Short-term borrowings	8	1,435.98	403.04
	(b) Trade payables	9	262.89	349.41
	(c) Other current liabilities	10	1,330.19	2,051.36
	(d) Short-term provisions	11	17.35	35.47

	TOTAL		10,495.76	9,881.31

II.	ASSETS
	Non-current assets
1	(a) Fixed assets
	(i) Tangible assets	12	1,759.22	1,860.44
	(ii) Intangible assets		7.31	—
	(iii) Capital work-in-progress		7,550.79	6,506.81
	(b) Long-term loans and advances	13	173.41	270.39
2	Current assets
	(a) Inventories	14	542.01	549.05
	(b) Trade receivables	15	181.70	182.88
	(c) Cash and cash equivalents	16	0.72	248.28
	(d) Short-term loans and advances	17	280.60	263.11
	(e) Other current assets	18	—	0.35

	TOTAL		10,495.76	9,881.31

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Abridged Standalone Statement of Profit and Loss for the year ended on 31st March 2013 and 31st March 2012

(Rupees in Crores)

Particulars		Note No	Year ended March 31, 2013	Year ended March 31, 2012
I.	Revenue from operations		4,329.27	4,084.29
	Less: Excise duly		(412.55)	(322.20)

	Revenue from operations (net)	19	3,916.72	3,762.09
II.	Other income	20	36.51	62.30

III.	Total Revenue (I + II)		3.953.23	3,824.39
IV.	Expenses:
	Cost of materials consumed	21	1,442.86	1,283.95
	Purchases of Stock-in-Trade		45.02	—
	Changes in inventories of finished goods, work-in-progress and stock-in-trade	22	(13.86)	(14.42)
	Employee benefits expense	23	322.42	307.03
	Finance costs	24	60.10	33.30
	Depreciation	12	261.16	270.30
	Other expenses	25	1,778.93	1,636.52
	Total expenses		3,896.63	3,516.68

V.	Profit before exceptional and extraordinary items and tax (III - IV)		56.60	307.71
VI.	Exceptional items
	Voluntary retirement scheme		—	6.19

VII.	Profit before tax (V-VI)		56.60	301.52
VIII.	Tax expense:
	-Current tax	26	4.20	60.37
	-Deferred tax		(5.38)	(24.52)

IX.	Profit for the period (VII-VIII)		53.38	265.67

X.	Earnings per equity share:	—
	Basic and Diluted (in Rs. per share)		2.65	12.04

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Abridged Standalone Cash Flow Statement for the year ended on 31st March 2013 and 31st March 2012

(Rupees in crores)

		March 31, 2013		March 31, 2012
A.	Cash flow from operating activities
	Profit before tax		56.60		301.52
	Adjusted for:
	- Depreciation and amortisation expense	261.16		270.30
	- Interest income	(22.48)		(22.68)
	- Finance cost	47.96		22.86
	- (Profit)/loss on sale of current investments	(0.85)		(3.56)
	- Gain on mark to market of investments	—		0.05
	- (Profit)/loss on sale of fixed assets (net)	8.96		(13.48)
	- Net loss on foreign currency transactions and translation	20.69		51.47
	- Bad debts/advances/claims written off	1.07		3.14
	- Unclaimed Liabilities/provisions written back (net)	(11.33)		(23.18)
	- Hedging Reserve	14.87		—
	- Deferred government grant	(0.01)	320.04	(0.01)	284.91

	Operating profit before working capital changes Adjusted for:		376.64		586.43
	- (Increase)/Decrease in Trade receivables	2.23		(38.29)
	- (Increase)/Decrease in Inventories	7.04		(63.05)
	- (Increase)/Decrease in Long-term loans and advances	(3.09)		(7.91)
	- (Increase)/Decrease in Short-term loans and advances	(35.36)		(76.26)
	- Increase/(Decrease) in Long-term provisions	11.80		10.82
	- Increase/(Decrease) in Trade payables	(77.26)		102.27
	- Increase/(Decrease) in Other current liabilities	58.19		15.70
	- Increase/(Decrease) In Short-term provisions	(13.92)	(50.37)	11.83	(44.79)

	Cash generated from operations		326.27		541.64
	Income taxes paid (net)		(2.03)		(59.92)
	Net cash from operating activities		324.24		481.72
B.	Cash flow from Investing activities
	Capital expenditure on fixed assets including capital advances		(643.19)		(1,427.26)
	Sale of fixed assets		2.13		16.18
	Purchases of current investments		(1,765.20)		(2,757.00)
	Sale of current investments		1,766.05		2,883.56
	Interest received		27.78		32.34
	Bank balances not considered as cash and cash equivalents
	- Deposits placed		(0.56)		(155.56)
	- Deposits matured		0.56		330.55
	Net cash used in investing activities		(612.43)		(1,077.18)
C.	Cash flow from financing activities
	Net proceeds from working capital loan		635.92		177.98
	Proceeds from long-term borrowings		102.19		1,439.72
	Proceeds from other-short term borrowings		581.98		159.64
	Repayment of long-term borrowings		(844.46)		(491,05)
	Repayment of other short-term borrowings		(198.29)		(270.78)
	Interest and finance charges paid		(236.71)		(167.21)
	Dividend paid and tax thereon paid		—		(6.40)
	Net cash from financing activities		40.63		841.80

	Net (decrease)/increase in cash and cash equivalents		(247.56)		246.34
	Cash and cash equivalents as at the beginning of the year		248.14		1.80
	Cash and cash equivalents as at the end of the year		0.58		248.14
	Reconciliation of Cash and cash equivalents with the balance sheet
	Cash and cash equivalents as per balance sheet (refer note 16)		0.72		248.28
	Less:- Bank balances not considered as cash and cash equivalents		(0.14)		(0.14)
	Cash and Bank balance as at the end of the year		0.58		248.14

Notes:

1)	Bank balances not considered as cash and cash equivalents consists of lien on fixed deposits amounting to Rs. 0.14 crs (2012: Rs. 0.14 crs)

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Abridged Standalone Balance sheet as on 31st March 2011 and 31st March 2010

(Rupees in crores)

	Schedule	31. 03. 2011		31. 03. 2010
SOURCES OF FUNDS
Shareholders’ funds
Capital	1	220.62		220.62
Reserves and surplus	2	3,784.78		3,350.33
			4,005.10		3,570.95
Loan funds
Secured loans	3		2,143.91		1,711.06
Unsecured loans	4		318.32		300.51
Deferred tax liability (net)	5		156.45		146.96
Total			6,624.08		5,729.48
APPLICATION OF FUNDS
Fixed assets	6
Gross block		4,954.20		4,946.64
Less: Depreciation		2,917.87		2,672.38
Less: Impairment				32.59
Net block		2,036.33		2,241.67
Add: Capital work-in-progress {including advances Rs. 439.36 cr, (2010 : Rs. 896.56 cr)}		4,664.22	6,700.55	2,868.74	5,110.41
Investments	7		123.05		719.18
Current assets, loans and advances
Inventories	8	486.00		536.49
Sundry debtors	9	144.31		86.59
Cash and bank balances	10	176.94		4.78
Other current assets	11	2.95		—
Loans and advances	12	257.52		269.66
		1,067.72		897.52
Less : Current liabilities and provisions
Current liabilities	13	1,119.04		889.81
Provisions	14	148.20		107.82
		1,267.24		997.63
Net current assets/(liabilities)			(199.52)		(100.11)
Total			6,624.08		5,729.48
Notes to accounts	20

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Bharat Aluminium Company Limited

Abridged Standalone Statement of Profit and Loss for the year ended on 31st March 2011 and 31st March 2010

(Rupees in crores)

	Schedule	31. 03. 2011		31. 03. 2010
INCOME
Sales [refer note 20(B) 33 and 20(B) 22(c)]		3,930.70		3,641.22
Less: Excise		310.81	3,619.89	220.91	3,420.31
Other income	15		109.20		119.63
			3,729.09		3,539.94
EXPENDITURE
Manufacturing and other expenses	16	2,275.90		2,158.16
Employees’ remuneration and benefits	17	361.63		271.95
Administrative and selling expenses	18	148.79		110.97
Interest and finance charges	19	20.05		26.05
Depreciation [refer note 20(B) 15]		321.66		364.66
			3,128.03		2,931.79
Profit Before Exceptional Item and Tax			601.06		608.15
Exceptional Item
Voluntary retirement scheme [refer note 20(B) 12]			35.66		23.43
Profit Before Tax			565.40		584.72
Taxation
- Current Tax
- For the year		103.94		107.13
- For earlier years		11.08		(12.73)
- Deferred Tax
- For the year		9.49		(50.16)
- For earlier years		—		4.46
- Wealth tax		0.03		0.04
			124.54		48.74
Profit After Taxation			440.86		535.98
Balance brought forward from Previous Year			2,710.60		2,281.05
Amount available for Appropriation			3,151.46		2,817.03
APPROPRIATIONS
Dividend			5.51		5.51
Corporate dividend tax			0.89		0.92
Debenture Redemption Reserve			100.00		100.00
Balance carried to Balance Sheet			3,045.06		2,710.60
			3,151.46		2,817.03
Basic and diluted earnings per share (Rs.) [refer note 20(B) 30]			19.98		24.29
Notes to accounts	20

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Bharat Aluminium Company Limited

Abridged Standalone Cash Flow Statement for the year ended on 31st March 2011 and 31st March 2010

(Rupees in crores)

		31. 03. 2011		31. 03. 2010
A.	CASH FLOW FROM OPERATING ACTIVITIES
	Net profit before tax		565.40		584.72
	Adjusted for:
	- Depreciation	321.66		364.66
	- Interest earned	(28.98)		(34.11)
	- Interest and finance charges	20.05		36.69
	- Dividend income	(3.81)		—
	- Profit on sale of investments-current (net)	(14.82)		(3.45)
	- Mark to market adjustments on investments	(0.05)		(14.16)
	- Profit on sale of fixed assets (net)	(27.30)		(11.03)
	- Unrealized exchange differences	(21.50)		(20.35)
	- Provision for doubtful debts/advances			5.98
	- Bad debts/advances written off	5.36		1.12
	- Sundry liabilities written back	(10.39)		(28.71)
	- Deferred government grant	(0.01)	240.21	(0.01)	296.63
	Operating profit before working capital changes		805.61		881.35
	Adjusted for:
	- Trade and other receivables	(39.91)		107.05
	- Inventories	50. 49		(45.81)
	- Current liabilities and provisions	70.36	80.94	94.54	155.78
	Cash generated from operations		886.55		1,037.13
	Direct taxes paid (net)		(118.14)		(90.44)
	Net cash from operating activities		768.41		946.69
B.	CASH FLOW FROM INVESTING ACTIVITIES
	Purchase of fixed assets and Capital work-in-progress		(1,625.94)		(1,635.79)
	Sale of fixed assets		45.51		25.11
	Purchases of Investments		(7,966.24)		(9,386.27)
	Sale of Investments		8,581.06		8,946.94
	Interest received		26.03		44.99
	Fixed deposit of more than three months placed		(875.00)		(250.00)
	Fixed deposit of more than three months repaid		700.00		850.00
	Net cash used in investing activities		(1,114.58)		(1,405.02)
C.	CASH FLOW FROM FINANCING ACTIVITIES
	Net proceeds from working capital loan		7. 48		2.47
	Proceeds from long term borrowings		631.04		1,144.52
	Proceeds from other short term borrowings		228.59		80.00
	Repayment of long term borrowings		(151.02)		(551.72)
	Repayment of other short term borrowings		(232.40)		(77.28)
	Interest and finance charges paid		(133.93)		(136.34)
	Dividend paid and tax thereon		(6.43)		(6.45)
	Net cash from/(used in) financing activities		343.33		455.20
	Net increase/(decrease) in cash and cash equivalents		(2.84)		(3.13)
	Cash and cash equivalents as at the beginning of the year		4.64		7.77
	Cash and cash equivalents as at the end of the year		1.80		4.64
	Fixed deposits held for more than three months		175.14		0.14
	Cash and bank balance as per schedule 10		176.94		4.78

Note:

1)	Fixed deposits held for more than three months includes lien on fixed deposits amounting to Rs. 0.14 crs (2010; Rs. 0.14 crs)

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Bharat Aluminium Company Limited

DETAILS OF SECURITIES ISSUED AND SOUGHT TO BE LISTED

Security Name	BALCO Series 1 8.58% Nov 2015 and BALCO Series 2 8.60% May 2016

Issuer	Bharat Aluminium Company Limited

Type of Instrument	Rated, Taxable, Secured, Listed, Redeemable, Non-Convertible Debentures

Nature of Instrument	Secured

Seniority	Senior

Mode of Issue	Private Placement

Eligible Investors	This Information Memorandum / Disclosure Document and the contents hereof are restricted for only the intended recipient(s) who have been addressed directly through a communication by or on behalf of the Company and only such recipients are eligible to apply for the Debentures. The categories of investors eligible to invest in the Debentures, when addressed directly, include Commercial Banks, Financial Institutions including Development Financial Institutions, Companies and Bodies corporate including Public Sector Undertakings, Insurance Companies, Mutual Funds, Provident Funds, Gratuity Funds, Pension Fund and such other category of investors as expressly authorised to invest in the Debentures.

Listing	The Debentures shall be listed on National Stock Exchange of India Limited (“NSE”). Listing will be done within 15 Working Days from the Deemed Date of Allotment.

Rating of the Instrument	CRISIL AA/Stable by CRISIL

Issue Size	Rs. 500 Crores (5000 Non Convertible Debentures of Rs. 10,00,000/- each)

Option to retain Oversubscrition	Not Applicable

Object of the issue / Utilization of the Issue Proceeds	The Proceeds of the Issue will be utilized by the Issuer for normal capex, Long term working capital requirements, loan repayment and general corporate purpose
Series	Series	No of NCDs	Face Value per Debenture	Amount
	1	2500	Rs. 10,00,000	Rs. 250 Crs
	2	2500	Rs. 10,00,000	Rs. 250 Crs
	Total	5000		Rs. 500 Crs

Tenor	Series 1: 30 months from the Deemed Date of Allotment Series 2: 36 months from the Deemed Date of Allotment

Coupon Rate / Interest Rate	Series 1: 8.58% p.a Series 2: 8.60% p.a
Redemption Schedule	Series	Redemption Dates	No of NCD to be redeemed	Redemption Price per Debenture	Redemption Amount redeemed
	1	November 30, 2015	2500	Rs. 10,00,000/-	Rs. 250 Crs + coupon which may have accrued on the Redemption Date
	2	May 31, 2016	2500	Rs. 10,00,000/-	Rs. 250 Crs + coupon which may have accrued on the Redemption Date

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Step Up / Step Down Coupon Rate	Not Applicable

Coupon Payment Frequency	annual

Coupon Payment Dates

	Series 1	Series 2

	June 2, 2014	June 2, 2014

	June 1, 2015	June 1, 2015

	November 30, 2015	May 31, 2016

Final coupon payment shall be made at the respective Redemption Dates as mentioned above

Coupon Reset Process	Not Applicable

Coupon Type	Fixed

Day count basis	Actual / Actual (366 days in a leap year)

Interest on Application Money	If applicable, Interest at applicable coupon rate for respective series (i.e.8.58% p.a for Series I and 8.60% for series 2) will be paid on the application money to the applicants. Such interest will be paid for the period commencing from the date of realization of the cheque(s)/demand drafts (s) /RTGS up to but excluding the Deemed Date of Allotment

Default Rate	In case of default in payment of interest and/or principal redemption on the due dates, additional interest @ 2% per annum over and above the Coupon rate will be payable by the Company for the defaulting period

Issue Price / Face Value	At par. Rs. 10,00,000/- per debenture

Redemption Amount	At Par. Face value of the Debenture plus any coupon which may have accrued on the Redemption Date

Redemption Premium / Discount	Nil

Minimum Application Size	1 Debenture of Rs. 10,00,000/- each and in multiple of 1 Debenture thereafter for each series

Market Lot	1 Debenture

Discount at which security is issued	Nil

Put & Call Option	None

Put Option Date	Not Applicable

Put Option Price	Not Applicable

Call Option Date	Not Applicable

Call Option Price	Not Applicable

Put Notification time	Not Applicable

Call Notification time	Not Applicable

Issue Timing

Issue Opening Date	May 31, 2013

Issue Closing Date	May 31, 2013

Pay-in Date	May 31, 2013

Deemed Date of Allotment	May 31, 2013

Issuance Mode	Dematerialised only

Trading Mode	Dematerialised only

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Settlement Mode of the Instrument	The payment of the due interest and / or principal shall be done by way of RTGS/Electronic fund transfer/ cheque to the holders of the NCDs as on the Record Date

Settlement	Credit to the demat account of the investor shall be given within 2 Working Days from the Deemed date of the allotment

Depository	National Securities Depository Limited (NSDL) and Central Depository Services (India) Limited (“CDSL”)

Business Days / Working Days	All days on which banks in Mumbai are open for business except Saturday, Sunday and any Public holiday.

Record Date

The record date shall be 15 Days before each relevant payment date(s) including interest payments and /or principal repayments / payments on redemption for determining the beneficiaries of the Debentures.

In case the Record Date/Book Closure Date falls on Sunday/Saturday/Holiday, the day prior to the said Sunday/Saturday/Holiday will be considered as the record date/book closure date.

Security

First pari passu charge over fixed assets of the Company with minimum security cover of 1.10 times of the outstanding amount to be maintained during the currency of the Debentures

The security shall be created within 90 days from the Deemed Date of Allotment.

Transaction Documents

•     This Document (Information Memorandum / Disclosure Document)

•     Debenture Trustee Agreement

•     Debenture Trust Deed

•     Deed of Hypothecation, if any

•     Any other security documents as may be prescribed by the Debenture Trustee

Condition Precedent to Disbursement

The subscription from investors shall be accepted for allocation and allotment by the Issuer subject to the following:

1. Rating letter(s) from the aforesaid rating agency not being more than one month old from the issue opening date;

2. Letter from the Trustees conveying their consent to act as Trustees for the Debenture holder(s)

Conditions subsequent to subscription of Debentures

The Issuer shall ensure that the following documents are executed/ activities are completed as per time frame mentioned elsewhere in this Disclosure Document:

1. Credit of Demat account(s) of the allottee(s) by number of Debentures allotted within 2 working days from the Deemed Date of Allotment;

2. Making application to NSE within 15 days from the Deemed Date of Allotment to list the Debentures

3. Execution of Debenture Trust Deed and execution of requisite security documents for creation of security within time frame prescribed in the relevant regulations/ act/ rules etc.

Besides, the Issuer shall perform all activities, whether mandatory or otherwise, as mentioned elsewhere in this Disclosure Document.

Event of Default	As mentioned in the Debenture Trust Deed to be executed between the Company and the Debenture Trustee.

Provision related to Cross Default Clause	Not Applicable

Name of the Debenture	IL&FS Trust Company Limited

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Bharat Aluminium Company Limited

Trustee

Roles and Responsibilities of Debenture Trustee	As mentioned in the Debenture Trust Deed to be executed between the Company and the Debenture Trustee

Governing laws and jurisdiction	The Debentures are governed by and will be construed in accordance with the Indian law. The Company, the Debentures and Company’s obligations under the Debentures shall, at all times, be subject to the directions of the RBI and the SEBI. The Debentureholders, by purchasing the Debentures, agree that the Mumbai Courts shall have exclusive jurisdiction with respect to matters relating to the Debentures.

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Bharat Aluminium Company Limited

SERVICING OF EXISTING DEBT, PAYMENT OF DUE INTEREST ON DUE DATES ON TERM LOANS AND DEBT SECURITIES

The Company is discharging all its liabilities in time. The Company has been paying regular interest and principle whenever due. There has been no default in payment of due interest or redemption in relation to debt securities issued / debt taken by the Company prior to the date of this Information Memorandum / Disclosure Document.

Permission / Consent for First Pari - Passu Charge

If applicable, in the event of any permission / consent is required to be obtained to create security, the same shall be done prior to the creation of the security subject to the provisions under the clause “Security” mentioned elsewhere in the document.

MATERIAL CONTRACTS, AGREEMENTS INVOLVING FINANCIAL OBLIGATIONS OF THE ISSUER

The Company, in the ordinary course of its business, enters into various agreements, which may contain certain financial obligations and/or provisions which may have an impact on its financial condition. Such contracts or agreements may be inspected at the Registered Office of the Issuer from 11.00 am to 1.00 pm from the date of this Information Memorandum / Disclosure Document, until the date of closure of this Issue.

1)	Certified true copy of the Memorandum and Articles of Association of the Company.

2)	Copy of Board Resolution \ Committee Resolution regarding the issue of non convertible debentures

3)	Copy of the letter from Registrar to the Company giving their consent to act as the registrar and transfer agent to the issue.

4)	Copy of letter from the Debenture Trustee to the Company giving their consent to act as the Debenture Trustee to the issue.

Material Documents:

1)	Certified true copies of the Memorandum and Articles of Association of the Company, as amended from time to time.

2)	Copy of the Certificate of Incorporation of the Company

3)	Certified true copy of the Resolution(s) of the Company passed at the Annual General Meeting for increase in borrowing limits.

4)	Copies of Annual Reports of the Company for the last two financial years.

5)	Certified true copy of the Resolution of the members of the Company passed at the Annual General Meeting appointing Deloitte Haskins & Sells, Chartered Accountants, as statutory auditors of the Company.

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Bharat Aluminium Company Limited

6)	Copy of the tripartite agreement between the Company, Registrar and National Securities Depository Limited.

7)	Copy of the tripartite agreement between the Company, Registrar and Central Depository Services (India) Limited.

Any material event/ development or change having implications on the financials/credit quality (e.g. any material regulatory proceedings against the Issuer/promoters, tax litigations resulting in material liabilities, corporate restructuring event etc) at the time of issue which may affect the issue or the investor’s decision to invest / continue to invest in the debt securities-

No material event/ development or change has occurred at the time of issue which may affect the issue or the investor’s decision to invest / continue to invest in the debt securities.

BRIEF OFFER DETAILS

(a)	The Issue

The Company proposes to issue upto 5000 Rated, Taxable, Secured, Listed, Redeemable, Non-convertible debentures of face value of Rs. 10 lakhs each, aggregating upto Rs. 500 Crores, to be issued at par on a private placement basis in the financial year 2013-14.

(b)	Utilization of the Issue Proceeds

The Proceeds of the Issue will be utilized by the Issuer for normal capex, Long term working capital requirements, loan repayment and general corporate purpose

(c)	Rating

The Company has obtained long term rating of CRISIL AA / Stable for this debenture issue.

(d)	Redemption Schedule

Series	Redemption Dates	No of NCD to be redeemed	Redemption Price per Debenture	Redemption Amount redeemed
1	November 30, 2015	2500	Rs. 10,00,000/-	Rs. 250 Crs + coupon which may have accrued on the Redemption Date

2	May 31, 2016	2500	Rs. 10,00,000/-	Rs. 250 Crs + coupon which may have accrued on the Redemption Date

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Bharat Aluminium Company Limited

(e)	Maturity Period

Series 1: 2.5 years (30 months from the Deemed Date of Allotment)

Series 2: 3 years (36 months from the Deemed Date of Allotment)

(f)	Coupon

Series I : 8.58% pa payable annually. Redemption will be at Par.

Series II: 8.60% pa payable annually. Redemption will be at Par.

(g)	Discount / Effective Price to Investor

The Debentures are being issued at face value and no discount shall be offered on the Debenture. Hence the Investor shall pay 100% of the Issue Price.

(h)	Security

The debentures shall be secured by first pari passu charge over fixed assets of the Company with minimum security cover of 1.10 times of the outstanding amount to be maintained during the currency of the Debentures. The security shall be created within 90 days from the Deemed Date of Allotment.

Description of Security:

The following assets have been indentified for providing security cover of 1.10 times of the outstanding amount to be maintained during the currency of the Debentures :

The debentures shall be secured by first pari passu over Fixed Assets situated in state of Maharashtra or Gujarat and in Korba Chattisgarh.

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DEBENTURE TRUSTEE

The Company has appointed IL&FS Trust Company Limited as the Debenture Trustee. All the rights and remedies of the Debentureholders shall vest in and shall be exercised by the Debenture Trustee. All investors are deemed to have irrevocably given their authority and consent to IL&FS Trust Company Limited to act as their Debenture Trustee and for doing such acts and signing such documents to carry out their duty in such capacity. Any payment by the Company to the Debenture Trustee on behalf of the Debentureholders shall discharge the Company pro tanto to the Debentureholders. Resignation/retirement of the Debenture Trustee shall be as per terms of the trust deed to be entered into between the Company and the Debenture Trustee. A notice in writing to the Debentureholders in such an event shall be provided for the same.

The Debenture Trustee shall duly intimate the Debentureholders by issuing a release on occurrence of any of the following events:

(a)	default by the Company to pay interest on the Debentures or redemption amount;

(b)	failure of the Company to create a charge on the assets for the secured Debentures within stipulated time period;

(c)	revision of credit rating assigned to the Debentures.

(d)	breach of financial covenants by the Company

Such information shall also be placed on the websites of the Debenture Trustee, the Company and the Stock Exchange.

IL&FS Trust Company Limited has given its written consent for its appointment as debenture trustee to the Issuer under Regulation 4(4) of the SEBI Regulations and for inclusion of its name in the form and context in which it appears in this Information Memorandum / Disclosure Document.

APPLICATION FOR THE DEBENTURES

How to Apply

Applications for the Debentures must be made in the Application Form and must be completed in block letters in English by investors. Application Forms must be accompanied by either a demand draft or cheque or electronic transfer drawn or made payable in favour of “Bharat Aluminium Company Limited” and should be crossed “Account Payee only”. The full amount of the issue price for the Debentures applied for has to be paid along with the delivery of the fully completed and executed Application Form together with other applicable documents described below.

Cheques/demand drafts/electronic transfer may be drawn on any scheduled bank and payable at Chattisgarh.

The Company assumes no responsibility for any applications/cheques/demand drafts lost in mail or in transit.

Who can apply

Nothing in this Information Memorandum / Disclosure Document shall constitute and/or deem to constitute an offer or an invitation to an offer, to be made to the public or any section thereof through this Information Memorandum / Disclosure Document, and this Information Memorandum / Disclosure Document and its contents should not be construed to be a prospectus under the Act.

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Bharat Aluminium Company Limited

This Information Memorandum / Disclosure Document and the contents hereof are restricted for only the intended recipient(s) who have been addressed directly through a communication by or on behalf of the Company and only such recipients are eligible to apply for the Debentures. The categories of investors eligible to invest in the Debentures, when addressed directly, include banks, financial institutions including development financial institutions, companies and bodies corporate, insurance companies, Mutual Funds and such other category of investors as expressly authorised to invest in the Debentures.

Application by Banks/ Corporate Bodies/ Mutual Funds/ Financial Institutions/ Trusts/ Statutory Corporations / Insurance Companies

The applications must be accompanied by certified true copies of (i) memorandum and articles of association/constitution/bye-laws/trust deed; (ii) resolution authorizing investment and containing operating instructions; (iii) specimen signatures of authorized signatories; and (iv) necessary form for claiming exemption from deductions on interest on application money. Application made by an asset management company or a custodian of Mutual Fund shall clearly indicate the name of the concerned scheme for which application is being made.

Application under Power of Attorney

A certified true copy of the power of attorney or the relevant authority as the case may be along with the names and specimen signatures of all authorised signatories must be lodged along with the submission of the completed Application Form. Further, modifications/additions in the power of attorney or authority should be delivered to the Company at its Registered Office.

Submission of completed Application Form

All applications duly completed accompanied by account payee cheques/drafts/application money/transfer instructions from the respective investor’s account to the account of the Issuer, shall be submitted at the Registered/Head Office of the Issuer.

Issue Programme

ISSUE OPENING DATE	31st May 2013
ISSUE CLOSING DATE	31st May 2013
PAY IN DATE	31st May 2013
DEEMED DATE OF ALLOTMENT	31st May 2013

The Company reserves the right to change the Issue programme, including the Deemed Date of Allotment, at its sole discretion, without giving any reasons or prior notice. Debentures will be open for subscription at the commencement of banking hours and close at the close of banking hours on the dates specified in this Information Memorandum / Disclosure Document.

Mode of Payment

All cheques/drafts/transfers/RTGS must be made payable to “Bharat Aluminium Company Limited”.

Details for RTGS payments are mentioned in the instructions as part of the application form in Annexure III.

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Procedure and Schedule for Allotment and Issue of Certificates

On the Debentures being subscribed under this offer, the Debentures would be allotted by such persons as are authorized by the Board / Committee of Directors from time to time. The allotment would be intimated by way of a Letter of Allotment. The Company will execute and dispatch, such Letter of Allotment or refund letter along with refund amount, not later than seven working Days after receipt of completed Application Form or the Deemed Date of Allotment, whichever is later.

After completion of all legal formalities, the Company will issue the Debentures certificate(s)/credit the DP account of the allottees against surrender of the Letter(s) of Allotment within three month(s) of the Deemed Date of Allotment or such extended period, subject to obtaining the approvals, if any.

Basis of Allotment

The Company has the sole and absolute right to allot the Debentures to any applicant.

Right to Accept or Reject Applications

The Company is entitled at its sole and absolute discretion to accept or reject any application, in part or in full, without assigning any reason. Application Forms that are not complete in all respects shall be rejected at the sole and absolute discretion of the Company.

Dispatch of Refund Orders

The Company shall ensure dispatch of refund orders by registered post or by way of RTGS within seven working days from the Deemed Date of Allotment.

Loss of Interest Cheques/Refund Cheques

Loss of interest cheques/refund cheques should be intimated to the Company along with request for duplicate issue. The issue of duplicates in this regard shall be governed by applicable law and any other conditions as may be prescribed by the Company.

Interest on Application Money

If applicable, Interest at applicable coupon rate for respective series (i.e.8.58% p.a. for Series I and 8.60% for Series II) will be paid on the application money to the applicants. Such interest will be paid for the period commencing from the date of realization of the cheque(s)/demand drafts (s) /RTGS up to but excluding the Deemed Date of Allotment. The interest payable on application money will be credited within 3 Working Days after the Deemed Date of Allotment. The letters of Allotment/Allotment advice/refund orders, as the case may be, will be sent by registered post/courier/hand delivery within seven days from the Deemed Date of Allotment to the first/sole applicant, at the sole risk of the applicant. The payment will be subject to tax deducted at source at the rates prescribed under the provisions of the IT Act or any other statutory modification or re-enactment thereof.

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Tax exemption certificates, if applicable, in respect of non-deduction of tax on interest on application money must be submitted along with the Application Form. It is clarified that interest shall not be paid on invalid and incomplete Application Forms.

Interest at the applicable coupon will be paid only to the Debenture holders registered in the Register of Debenture holders or to the Beneficial Owners. All the applications for transfer shall be accepted only at the Corporate Office of the Company.

In the case of joint holders of Debentures, interest shall be payable to the first named Debenture holder. For the purpose of registering a transfer of Debentures prior to the Record Date, the Debenture certificate(s)/Letter(s) of the Allotment, a duly stamped transfer deed and all supporting documents must reach the Company at its Registered Office at least seven Working Days before the Record Date. The provisions of the Depositories would be complied with by the Registrar for facilitating payment by the Company on the respective payment date.

Tax as applicable under the IT Act or any other statutory modification or re-enactment thereof will be deducted at source on the interest payable on the Debentures. Tax exemption certificate/document/form, under Section 193 of the IT Act if any, must be lodged at the Registered Office/Head office of the Issuer, at least 15 days before the relevant interest payment becoming due.

Computation of Interest

Interest for each of the interest periods shall be calculated, on ‘actual/ 365 days’ (actual/366 in case of a leap year) basis, on the face value of principal outstanding on the Debentures at the coupon rate rounded off to the nearest Rupee. The interest on Debentures shall be paid on a annual basis. If for instance, the Deemed Date of Allotment is 31st May 2013, interest shall be payable on annual basis with the first interest payment being made on 31st May, 2014 and the final interest payment shall be made along with redemption at respective Redemption Dates. (These dates shall accordingly change with a change in the Deemed Date of Allotment or due to non-Working day, if any)

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Redemption Schedule*

Redemption schedule is mentioned below (assuming Deemed Date of Allotment as 31st May 2013):

Series	Redemption Dates	No of NCD to be redeemed	Redemption Price per Debenture	Redemption Amount redeemed
1	November 30, 2015	2500	Rs. 10,00,000/-	Rs. 250 Crs + coupon which may have accrued on the Redemption Date

2	May 31, 2016	2500	Rs. 10,00,000/-	Rs. 250 Crs + coupon which may have accrued on the Redemption Date

Its is amply clarified that the Debentures would be redeemed by bullet repayment on final Redemption Date for each of the Series.

*	This may change due to change in Deemed Date of Allotment

Payment on Redemption

Payment of the redemption amount of the Debentures will be made by the Company to the beneficiaries as per the beneficiary list provided by the Depositories as on the Record date. The Debentures shall be taken as discharged on payment of the redemption amount by the Company to the beneficiaries as per the beneficiary list. Such payment will be a legal discharge of the liability of the Company towards the Debentureholders. On such payment being made, the Company will inform the Depositories and accordingly the account of the Debentureholders with the Depositories will be adjusted. The Company’s liability to the Debentureholder in respect of all their rights including for payment or otherwise shall cease and stand extinguished after the maturity date, in all events save and except for the Debentureholder’s right of redemption as stated above. Upon dispatching the payment instrument towards payment of the redemption amount as specified above in respect of the Debentures, the liability of the Company shall stand extinguished and the Company shall request Debenture Trustee to issue No Due Certificate and release the Security.

Interest Rate in case of Default

In case of default in payment of interest and/or principal redemption on the due dates, additional interest @ 2% per annum over and above the coupon rate will be payable by the Company for the defaulting period.

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Delay in Listing

In case of delay in listing of the Debentures beyond 20 days from the deemed date of allotment, the Company will pay penal interest of 1% pa over the coupon rate from the expiry of 30 days from the deemed date of allotment till the listing of such Debentures to the investor.

Issue of Debenture Certificates

After completion of all legal formalities, the Company will issue the Debentures certificate(s) within the time specified under the applicable laws. The Company shall credit the depository account of the allottee within two Working Days from the Deemed Date of Allotment.

Splitting and Consolidation

Splitting and consolidation of the Debentures is not applicable in the demat mode since the saleable lot is one Debenture.

Power of Company to exercise right to re-purchase and/or re-issue the Debentures

The Company will have the power, exercisable at its sole and absolute discretion from time to time, to repurchase a part or all of its Debentures from the secondary markets, at any time prior to the Maturity date, subject to applicable law and in accordance with the prevailing guidelines/regulations issued by the RBI, the SEBI and other authorities. In the event of a part or all of its Debentures being repurchased as aforesaid or redeemed under any circumstances whatsoever, the Company shall have, and shall be deemed always to have, the power to reissue the Debentures either by reissuing the same Debentures or by issuing other debentures in their place. Further, in respect of such re-purchased/re-deemed Debentures, the Company shall have the power, exercisable either for a part or all of those Debentures, to cancel, keep alive, appoint nominee(s) to hold or reissue at such price and on such terms and conditions as it may deem fit and as permitted by law.

Eligible Holders and Mode of Transfer

The title to the Debentures shall pass by execution of duly stamped transfer deed(s) accompanied by the Debentures certificate(s) together with necessary supporting documents. The transferee(s) should deliver the Debenture certificates to the Company for registration of transfer in the Register of Debentureholders at the Registered Office. The Company on being satisfied will register the transfer of such Debentures in its Register of Debentureholders. The person whose name is recorded in the Register of Debentureholders shall be deemed to be the owner of the Debenture.

Debentures

Request for registration of transfer, along with the necessary documents, and all other communications, requests, queries and clarifications with respect to the Debentures should be addressed to and sent to the Registered Office of the Company. No correspondence shall be entertained in this regard at any other branches or any of the offices of the Company. In the event the Debentures are issued in physical form, the Company shall, use a common form of transfer.

The request from Registered Debentureholder(s) for splitting/consolidation of Debenture certificates will be accepted by the Company only if the original Debentures certificate(s) is/are enclosed along with an acceptable letter of request. No requests for split below the market lot will be entertained.

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Transfer of debentures in dematerialised form would be in accordance to the rules/procedures as prescribed by the Depositories.

Future Borrowings

As long as the Company maintains the stipulated security cover on the NCD, the Company shall be entitled to borrow/ raise loans or avail of financial assistance in whatever form and also issue Debentures / Notes / other securities in any manner and to change its capital structure without the consent of Debenture holders/Debenture Trustee.

Further, the Company shall not be required to obtain debenture holders/ debenture trustee consent for creating pari passu charge on the assets given as a security for further borrowings till the time stipulated security cover/Asset cover is maintained. However Company shall inform Debenture Trustee before such borrowings are availed along with the security cover /asset cover certificate certifying the stipulated asset cover is maintained post such new borrowings.

Succession

In the event of demise of a Registered Debentureholder being an Individual, the Company will recognize the executor or administrator of the demised Registered Debentureholder or the holder of succession certificate or other legal representative of the demised Registered Debentureholder as the Registered Debentureholder of such Debentures, if such a person obtains probate or letter of administration or is the holder of succession certificate or other legal representation, as the case may be, from a court in India having jurisdiction over the matter and delivers a copy of the same to the Company. The Company may in its absolute discretion, where it thinks fit, dispense with the production of the probate or letter of administration or succession certificate or other legal representation, in order to recognize such holder as being entitled to the Debentures standing in the name of the demised Debentureholder(s) on production of sufficient documentary proof or indemnity. In case of joint holders, on demise of the first holder, the surviving joint holder shall be recognized as the Registered Debentureholder of such debentures on production of death certificate of the demised Debentureholder. In case a person other than individual holds the Debentures, the rights in the Debentures shall vest with the successor acquiring interest therein, including liquidator or any such person appointed as per the applicable law.

Issue of Duplicate Debenture Certificates

If any Debenture certificate(s) is/are mutilated or defaced, then, upon production of such certificates at the Registered Office, the same will be cancelled and a new Debenture certificate will be issued in lieu thereof. If any Debenture certificate is lost, stolen or destroyed then, upon production of proof thereof to the satisfaction of the Company and upon furnishing such indemnity as the Company may deem adequate and upon payment of any expenses incurred by the Company in connection thereof, new certificate(s) shall be issued.

Notices

The Company agrees to send notice of all meetings of the Debentureholders specifically stating that the provisions for appointment of proxy as mentioned in Section. 176 of the Act shall be applicable for such meeting. The notices, communications and writings to the Debenture holder(s) required to be given by the Company shall be deemed to have been given if sent by registered post to the Registered

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Debentureholder(s) at the address of such Debentureholder(s) registered with the Registered Office of the Company.

All notices, communications and writings to be given by the Debenture holder(s) shall be sent by registered post or by hand delivery to the Company at its Registered Office or to such persons at such address as may be notified by the Company from time to time and shall be deemed to have been received on actual receipt of the same.

Rights of Debentureholders

The Debentureholder(s) shall not be entitled to any right and privileges of shareholders other than those available to them under the Act. The Debentures shall not confer upon the holders the right to receive notice(s) or to attend and to vote at any general meeting(s) of the shareholders of the Company.

Modifications of Rights

The rights, privileges, terms and conditions attached to all Debentures may be varied, modified or abrogated with the consent, in writing, of those holders of the Debentures who hold at least three-fourths of the outstanding amount of Debentures or with the sanction accorded pursuant to a resolution passed at a meeting of the Debentureholders, carried by a majority consisting of not less than three-fourths of the persons voting there upon a show of hands or, if a poll is demanded by a majority representing not less than three-fourths in value of the votes cast on such poll, provided that nothing in such consent or resolution shall be operative against the Company if the same are not accepted in writing by the Company.

Debenture Redemption Reserve (DRR)

Pursuant to Regulation 16 of the SEBI Regulations and Section 117C of the Companies Act, any company that intends to issue debentures needs to create a DRR to which adequate amounts shall be credited out of the profits of the company until the redemption of the debentures. Accordingly, the Company shall create “DRR of 25% of the value of Debentures issued and allotted in terms of this Information Memorandum, for the redemption of the Debentures. The Company shall credit adequate amounts to the DRR from its profits every year until the debentures are redeemed. The amounts credited to the DRR shall not be utilized by the Company for any purpose other than for the redemption of the Debentures. The Company shall before 30th April, deposit or invest, a sum which shall not be less than 15% of the amount of debentures maturing during the year ended on 31st day of March, next in permitted investments. The amount deposited or invested shall not be utilized for any purpose other than for the repayment of debentures maturing during the year.

Governing Laws and Jurisdiction

The Debentures are governed by and will be construed in accordance with the Indian law. The Company, the Debentures and Company’s obligations under the Debentures shall, at all times, be subject to the directions of the RBI and the SEBI. The Debentureholders, by purchasing the Debentures, agree that the Mumbai Courts shall have exclusive jurisdiction with respect to matters relating to the Debentures.

Effect of Holidays

Should any of the date(s), including the Date of Allotment/Deemed Date of Allotment, Interest Payment Date, maturity date or redemption date fall on a Saturday or Sunday or a public holiday or no high value

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clearing or RTGS is available for any reason whatsoever at a place where the Registered/Head Office is situated, the next Working Day shall be considered as the effective date for such payment.

In case Interest Payment date does not fall on a Working day, the payment shall be made on a next Working day without any interest for the period overdue. In case the Redemption Date / Maturity Date does not fall on a Working day then the payment shall be made on the next Working Day along with the additional interest for the period overdue.

Such payment on the next working day would not constitute non-payment on due date.

Tax Deduction at Source

Tax as applicable under the IT Act or any other statutory modification or re-enactment thereof will be deducted at source on the interest payable on the Debentures. Tax exemption certificate/document/form, under Section 193 of the IT Act if any, must be lodged at the Registered Office of the Issuer, at least 15 days before the relevant interest payment becoming due. Tax exemption certificate / declaration of non-deduction of tax at source on interest on application money, should be submitted along with the application form.

The Issuer shall be entitled to deduct appropriate taxes or other deductions as required to be withheld on the redemption amount or any other Debenture payments at the rates prevailing from time to time under the provisions of the IT Act or any other law, or any other statutory modification or re-enactment thereof. In case any Debenture holder, wishes to avail a lower rate of withholding tax pursuant to the provisions of any tax treaty entered into by India with the country of residence of such Debenture holder, then such Debenture holder shall need to provide an appropriate representation / documentation to the satisfaction of the Issuer for claiming a lower rate of withholding tax under the respective tax treaty.

Record Date

The record date shall be 15 Days before each relevant payment date(s) including interest payments and/or principal repayments / payments on redemption for determining the beneficiaries of the Debentures.

In case the Record Date/Book Closure Date falls on Sunday/Saturday/Holiday the day prior to the said Sunday/Saturday/Holiday will be considered as the record date/book closure date.

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OTHER REGULATORY AND STATUTORY DISCLOSURES

Role & Limit of Responsibility / Liability of the Arranger(s)

It is hereby declared that the Company/ Issuer has exercised due-diligence, to ensure complete compliance of prescribed disclosure norms in this Information Memorandum / Disclosure Document. The role of the Arranger(s) in the assignment is confined to placement of the Debentures on the basis of this Information Memorandum / Disclosure Document as prepared by the Company. The Arranger(s) have neither scrutinized or vetted nor have they done any due-diligence for verification of the contents of this Information Memorandum / Disclosure Document. Arrangers shall use this Information Memorandum / Disclosure Document for the purpose of soliciting subscription(s) from qualified investor(s) in the Debentures to be issued by us on private placement basis. It is to be distinctly understood that the aforesaid use of this Information Memorandum / Disclosure Document by the Arranger(s) should not in any way be deemed or construed to mean that the Information Memorandum / Disclosure Document has been prepared, cleared, approved or vetted by the Arranger(s) nor should the contents to this Information Memorandum / Disclosure Document in any manner be deemed to have been warranted, certified or endorsed by the Arranger(s) as to the correctness or completeness thereof.

Disclaimer in respect of Jurisdiction

This Issue is made in India to investors as specified under clause “Who Can Apply” of this Information Memorandum / Disclosure Document, who shall be specifically approached by the Company. This Information Memorandum / Disclosure Document does not constitute an offer to sell or an invitation to subscribe to Debentures offered hereby to any person to whom it is not specifically addressed. Any disputes arising out of this Issue will be subject to the exclusive jurisdiction of the courts of Mumbai. This Information Memorandum / Disclosure Document does not constitute an offer to sell or an invitation to subscribe to the Debentures herein, in any other jurisdiction to any person to whom it is unlawful to make an offer or invitation in such jurisdiction.

Company Disclaimer Clause

The Company certifies that the disclosures made in this Information Memorandum / Disclosure Document are generally adequate and in conformity with the SEBI Regulations. Further, the Company accepts no responsibility for statements made otherwise than in the Information Memorandum / Disclosure Document or any other material issued by or at the instance of the Company and anyone placing reliance on any source of information other than this Information Memorandum / Disclosure Document would be doing so at his own risk.

Cautionary Note

This Information Memorandum / Disclosure Document is not intended to provide the sole basis of any credit decision or other evaluation and should not be considered as a recommendation that any recipients of this Information Memorandum / Disclosure Document should invest in the Debentures proposed to be issued by the Company. Each potential investor should make its own independent assessment of the investment merit of the Debentures and the Company. Potential investors should consult their own financial, legal, tax and other professional advisors as to the risks and investment considerations arising from an investment in the Debentures and should possess the appropriate resources to analyze such investment and the suitability of such investment to such investor’s particular circumstance. This Information Memorandum / Disclosure Document is made available to potential

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investors on the strict understanding that it is confidential. Recipients shall not be entitled to use any of the information otherwise than for the purpose of deciding whether or not to invest in the Debentures.

No person including any employee of the Company has been authorized to give any information or to make any representation not contained in this Information Memorandum / Disclosure Document. Any information or representation not contained herein must not be relied upon as having being authorized by or on behalf of the Company. Neither the delivery of this Information Memorandum / Disclosure Document at any time nor any statement made in connection with the offering of the Debentures shall under the circumstances imply that any information/representation contained herein is correct at any time subsequent to the date of this Information Memorandum / Disclosure Document. The distribution of this Information Memorandum / Disclosure Document or the Application Forms and the offer, sale, pledge or disposal of the Debentures may be restricted by law in certain jurisdictions. This Information Memorandum / Disclosure Document does not constitute an offer to sell or an invitation to subscribe to the Debentures in any jurisdiction to any person to whom it is unlawful to make such offer or invitation in such jurisdiction. Persons into whose possession this Information Memorandum / Disclosure Document comes are required by the Company to inform themselves about and observe any such restrictions. The sale or transfer of these Debentures outside India may require regulatory approvals in India, including without limitation, the approval of the RBI.

Issue of Debentures in Dematerialised Form

The Debentures will be issued in dematerialized form. The Company has made arrangements with the Depositories for the issue of the Debentures in dematerialised form. Investors will have to hold the Debentures in dematerialised form as per the provisions of The Depositories Act, 1996. The Depository Participant’s name, DP-ID and beneficiary account number must be mentioned at the appropriate place in the Application Form. The Company shall take necessary steps to credit the Debentures allotted to the depository account of the investor.

The Company will make the Allotment to investors on the Deemed Date of Allotment after verification of the Application Form, the accompanying documents and on realisation of the application money. The Allotted Debentures at the first instance will be credited in dematerialized form on Letter of Allotment ISIN (“LOA ISIN”) within two Working Days of the Deemed Date of Allotment and subsequently LOA ISIN will be converted to a Debenture ISIN.

Transferability of Debentures

The Debentures shall be freely transferable subject to applicable law. Further, any dispute in regard to the sale, transfer or assignment of any Debentures or in respect to any principal/interest claim, shall be settled between the transferor(s) and the transferee(s), and the Company shall not be liable in this regard in any manner, whatsoever.

Debentures held in electronic form (dematerialized) form shall be transferred subject to and in accordance with the rules / procedures as prescribed by the NSDL or CDSL / depository participant of the transferor/ transferee and any other applicable laws and rules notified in respect thereof.

Consents

IL&FS Trust Company Limited has given its written consent for its appointment as debenture trustee to the Issue under Regulation 4(4) of the SEBI Regulations and inclusion of its name in the form and context in which it appears in this Information Memorandum / Disclosure Document.

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ANNEXURE I: SUMMARY TERM SHEET

FOR PRIVATE PLACEMENT OF RATED, TAXABLE, SECURED, LISTED, REDEEMABLE NON-CONVERTIBLE DEBENTURES

Security Name	BALCO Series 1 8.58% Nov 2015 and BALCO Series 2 8.60% May 2016

Issuer	Bharat Aluminium Company Limited

Type of Instrument	Rated, Taxable, Secured, Listed, Redeemable, Non-Convertible Debentures

Nature of Instrument	Secured

Seniority	Senior

Mode of Issue	Private Placement

Eligible Investors	This Information Memorandum / Disclosure Document and the contents hereof are restricted for only the intended recipient(s) who have been addressed directly through a communication by or on behalf of the Company and only such recipients are eligible to apply for the Debentures. The categories of investors eligible to invest in the Debentures, when addressed directly, include Commercial Banks, Financial Institutions including Development Financial Institutions, Companies and Bodies corporate including Public Sector Undertakings, Insurance Companies, Mutual Funds, Provident Funds, Gratuity Funds, Pension Fund and such other category of investors as expressly authorised to invest in the Debentures.

Listing	The Debentures shall be listed on National Stock Exchange of India Limited (“NSE”). Listing will be done within 15 Working Days from the Deemed Date of Allotment.

Rating of the Instrument	CRISIL AA/Stable by CRISIL

Issue Size	Rs. 500 Crores (5000 Non Convertible Debentures of Rs. 10,00,000/- each)

Option to retain Over subscrition	Not Applicable

Object of the issue / Utilization of the Issue Proceeds	The Proceeds of the Issue will be utilized by the Issuer for normal capex, Long term working capital requirements, loan repayment and general corporate purpose

Series	Series	No of NCDs	Face Value per Debenture	Amount
	1	2500	Rs. 10,00,000	Rs. 250 Crs
	2	2500	Rs. 10,00,000	Rs. 250 Crs
	Total	5000		Rs. 500 Crs

Tenor	Series 1: 30 months from the Deemed Date of Allotment Series 2:36 months from the Deemed Date of Allotment

Coupon Rate / Interest Rate	Series 1: 8.58% p.a Series 2: 8.60% p.a
Redemption Schedule	Series	Redemption Dates	No of NCD to be redeemed	Redemption Price per Debenture	Redemption Amount redeemed
	1	November 30, 2015	2500	Rs. 10,00,000/-	Rs. 250 Crs + coupon which may have accrued on the Redemption Date

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	2	May 31, 2016	2500	Rs. 10,00,000/-	Rs. 250 Crs + coupon which may have accrued on the Redemption Date
Step Up / Step Down Coupon Rate	Not Applicable

Coupon Payment Frequency	annual

Coupon Payment Dates
	Series 1			Series 2
	June 2,2014			June 2,2014
	June 1,2015			June 1,2015
	November 30,2015			May 31,2016

Final coupon payment shall be made at the respective Redemption Dates as mentioned above

Coupon Reset Process	Not Applicable

Coupon Type	Fixed

Day count basis	Actual / Actual (366 days in a leap year)

Interest on Application Money	If applicable, Interest at applicable coupon rate for respective series (i.e.8.58% p.a for Series 1 and 8.60% for series 2) will be paid on the application money to the applicants. Such interest will be paid for the period commencing from the date of realization of the cheque(s)/demand drafts (s) /RTGS up to but excluding the Deemed Date of Allotment

Default Rate	In case of default in payment of interest and/or principal redemption on the due dates, additional interest @ 2% per annum over and above the Coupon rate will be payable by the Company for the defaulting period

Issue Price / Face Value	At par. Rs. 10,00,000/- per debenture

Redemption Amount	At Par. Face value of the Debenture plus any coupon which may have accrued on the Redemption Date

Redemption Premium / Discount	Nil

Minimum Application Size	1 Debenture of Rs. 10,00,000/- each and in multiple of 1 Debenture thereafter for each series

Market Lot	1 Debenture

Discount at which security is issued	Nil

Put & Call Option	None

Put Option Date	Not Applicable

Put Option Price	Not Applicable

Call Option Date	Not Applicable

Call Option Price	Not Applicable

Put Notification time	Not Applicable

Call Notification time	Not Applicable

Issue Timing

Issue Opening Date	May 31, 2013

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Issue Closing Date	May 31, 2013

Pay-in Date	May 31, 2013

Deemed Date of Allotment	May 31, 2013

Issuance Mode	Dematerialised only

Trading Mode	Dematerialised only

Settlement Mode of the Instrument	The payment of the due interest and / or principal shall be done by way of RTGS/Electronic fund transfer/ cheque to the holders of the NCDs as on the Record Date

Settlement	Credit to the demat account of the investor shall be given within 2 Working Days from the Deemed date of the allotment

Depository	National Securities Depository Limited (NSDL) and Central Depository Services (India) Limited (“CDSL”)

Business Days / Working Days	All days on which banks in Mumbai are open for business except Saturday, Sunday and any Public holiday.

Record Date

The record date shall be 15 Days before each relevant payment date(s) including interest payments and /or principal repayments / payments on redemption for determining the beneficiaries of the Debentures.

In case the Record Date/Book Closure Date falls on Sunday/Saturday/Holiday, the day prior to the said Sunday/Saturday/Holiday will be considered as the record date/book closure date.

Security

First pari passu charge over fixed assets of the Company with minimum security cover of 1.10 times of the outstanding amount to be maintained during the currency of the Debentures

The security shall be created within 90 days from the Deemed Date of Allotment.

Transaction Documents

•   This Document (Information Memorandum / Disclosure Document)

•   Debenture Trustee Agreement

•   Debenture Trust Deed

•   Deed of Hypothecation, if any

•   Any other security documents as may be prescribed by the Debenture Trustee

Condition Precedent to Disbursement

The subscription from investors shall be accepted for allocation and allotment by the Issuer subject to the following;

1. Rating letter(s) from the aforesaid rating agency not being more than one month old from the issue opening date;

2. Letter from the Trustees conveying their consent to act as Trustees for the Debenture holder(s)

Conditions subsequent to subscription of Debentures

The Issuer shall ensure that the following documents are executed/ activities are completed as per time frame mentioned elsewhere in this Disclosure Document:

1. Credit of Demat account(s) of the allottee(s) by number of Debentures allotted within 2 working days from the Deemed Date of Allotment;

2. Making application to NSE within 15 days from the Deemed Date of Allotment to list the Debentures

3. Execution of Debenture Trust Deed and execution of requisite security documents for creation of security within time frame prescribed in the relevant regulations/ act/ rules etc.

Besides, the Issuer shall perform all activities, whether mandatory or otherwise, as mentioned elsewhere in this Disclosure Document.

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Event of Default	As mentioned in the Debenture Trust Deed to be executed between the Company and the Debenture Trustee.

Provision related to Cross Default Clause	Not Applicable

Name of the Debenture Trustee	IL&FS Trust Company Limited

Roles and Responsibilities of Debenture Trustee	As mentioned in the Debenture Trust Deed to be executed between the Company and the Debenture Trustee

Governing laws and jurisdiction	The Debentures are governed by and will be construed in accordance with the Indian law. The Company, the Debentures and Company’s obligations under the Debentures shall, at all times, be subject to the directions of the RBI and the SEBI. The Debentureholders, by purchasing the Debentures, agree that the Mumbai Courts shall have exclusive jurisdiction with respect to matters relating to the Debentures.

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ANNEXURE II: UNDERTAKING BY THE COMPANY

The Company undertakes that:

•	In the event the Debentures are issued in physical form, the Company shall use a common form of transfer.

•	It will provide a compliance certificate duly certified by the Debenture Trustee to the Debentureholders, (on a half yearly basis), in respect of compliance with the terms and conditions of Issue as contained in this Information Memorandum / Disclosure Document; and

•	Every credit rating obtained shall be periodically reviewed by the Credit Rating Agency and any revision in the rating shall be promptly disclosed by the Company to the Stock Exchange. Any change in rating shall be promptly disseminated to the Debentureholders. All information and reports on the Debentures, including compliance reports filed by the Company and the Debenture Trustee, shall be disseminated to the Debentureholders and the general public by placing them on the website of the Company and shall through the Trust Deed, request the Debenture Trustee to place the same on its website.

•	The above Information Memorandum/ Disclosure Document is compliant with all disclosures required to be made, as specified in Schedule I of the Securities and Exchange Board of India (Issuing and Listing of Debt Securities) Regulations, 2008 and Securities and Exchange Board of India (Issue and Listing of Debt Securities) (Amendment) Regulations, 2012.

Bharat Aluminium Company Limited

/s/ Dinesh Mantri
Authorized Signatory

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ANNEXURE III: APPLICATION FORM

Application No:	Date: May 2013

The Compliance Officer

Bharat Aluminium Company Limited

Aluminium Sadan, Core - 6, Scope Office Complex, Lodi Road, New Delhi -110 003

Dear Sirs,

Having read and understood the contents of the Information Document / Disclosure Document dated May 30, 2013, we apply for allotment of the Debentures to us. The amount payable on application as shown below is remitted herewith. On allotment, please place our name(s) on the Register of Debenture holder(s). We bind ourselves to the terms and conditions as contained in the Information Document / Disclosure Document. (Please read carefully the instructions on the next page before filling this form)

Details
Series	1	2
No. of debentures applied (in figures)
No. of debentures applied (in words)
Amount (Rs. in figures)
Amount (Rs. in words)
Cheque/Demand Draft/RTGS Details
Date
Drawn on Bank

    Applicant’s Name & Address in full (please use capital letters)

Pin Code:
Telephone:	Fax:	Email:
Contact Person
Status: Banking Company ( ) Insurance Company ( ) Others ( ) – please specify
Name of Authorised Signatory	Designation	Signature

    Details of Bank Account

Bank Name & Branch
Nature of Account
Account No.:
IFSC/NEFT Code
MICR No

    Depository Details

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DP Name
DP ID	Client ID

(*) We understand that in case of allotment of debentures to us/our Beneficiary Account as mentioned above would be credited to the extent of debentures allotted.

Taxpayers PAN/GIR No.	IT Circle/Ward/District		( ) Not Allotted

Tax Deduction Status	( ) Fully Exempt	( ) Tax to be deducted at Source	( )Yes	( ) No

(Tear here)

ACKNOWLEDGEMENT SLIP

Application No:	Date:

Name of the Applicant

Address of the Applicant

Details
No of debentures applied (in figures)
No. of debentures applied (in words)
Amount (Rs. In figures)
Amount (Rs. in words)
Cheque/Demand Draft/RTGS Details
Date
Drawn on Bank

For all further correspondence please contact: The Compliance Officer, Bharat Aluminium Company Limited Tel: +91

INSTRUCTIONS

1. You must complete application in full in BLOCK LETTERS IN ENGLISH.

2. Your Signatures should be in English or in any of the Indian languages

3. Application forms duly completed in all respects, together with Cheques/Pay Order/Demand Draft, must be lodged at the Registered office of the Company.

4. In case of payments through RTGS, the payments may be made as follows:

Beneficiary     : Bharat Aluminium Company Limited

Bank Details  : Kotak Mahindra Bank Ltd

Account No.   : 09582560006493

IFSC Code     : KKBK0000958

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5. The Cheque(s)/Demand Draft(s) should be drawn in favour of “Bharat Aluminium Company Limited” and crossed “A/c payee” only. Cheque(s)/Demand draft(s) may be drawn on any scheduled bank and payable at Mumbai.

6. Outstation cheques, cash, money orders, postal orders and stock invest will NOT be accepted.

7. As a matter of precaution against possible fraudulent encashments of interest warrants due to loss/misplacement, you are requested to mention the full particulars of the bank account, as specified in the application form.

8. Interest warrants will then be made out in favour of the bank for credit to your account. In case the full particulars are not given, cheques will be issued in the name of the applicant at their own risk.

9. BALCO in the “Acknowledgement Slip” appearing above the Application Form will acknowledge receipt of applications. No separate receipt will be issued.

10. You should mention your Permanent Account Number or the GIR number allotted under Income-Tax Act, 1961 and the Income-Tax Circle/Ward/District. In case where neither the PAN nor GIR number has been allotted, the fact of non-allotment should be mentioned in the application form in the space provided.

11. The application would be accepted as per the terms of the issue outlined in the Information Document / Disclosure Document.

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ANNEXURE IV: RATING LETTER & RATING RATIONALE

CONFIDENTIAL

AC/CGS/BALCOLT/MAY13/87952

May 22, 2013

Mr. Dinesh Mantri

Chief Financial Officer

Bharat Aluminium Company Limited

Treasury Dept. Admin Building

2nd Floor, BALCO Nagar

Korba - 495684

Tel 07759 252196

Dear Mr. Mantri,

Re: CRISIL Rating for the Rs. 10.0 Billion Non-Convertible Debenture Programme of Bharat Aluminium Company Limited

All ratings assigned by CRISIL are kept under continuous surveillance and review.

Please refer to our rating letter dated April 22, 2013 bearing Ref. no.: AC/CGS/BALCOLT/APR13/87952.

CRISIL has, after due consideration, reaffirmed “CRISIL AA/Stable” (pronounced “CRISIL double A rating with stable outlook”) rating for the captioned Debt Programme. Instruments with this rating are considered to have high degree of safety regarding timely servicing of financial obligations. Such instruments carry very low credit risk.

As per our Rating Agreement, CRISIL would disseminate the rating along with outlook through its publications and other media, and keep the rating along with outlook under surveillance for the life of the instrument. CRISIL reserves the right to suspend, withdraw, or revise the rating / outlook assigned to the captioned programme at any time, on the basis of new information, or unavailability of information, or other circumstances which CRISIL believes may have an impact on the rating.

Should you require any clarifications, please feel free to get in touch with us.

With warm regards,

Yours sincerely,

/s/ Mohan Krishnan	/s/ Ateesh Chaudhary
Mohan Krishnan	Ateesh Chaudhary
Associate Director – Ratings Operations,	Associate Director – Corporate & Infrastructure
Process & Quality	Ratings

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Bharat Aluminium Company Limited

ANNEXURE VI: NSE IN-PRINCIPLE APPROVAL FOR LISTING

Ref. No.: NSE/LIST/ 205618-5	May 30, 2013

The Deputy Chief Financial Officer,

Bharat Aluminium Company Ltd,

Aluminium Sadan, Core 6,

Scope Office CompleX, 7 Lodi,

Road, New Delhi 110 003.

Kind Attn.: Mr. Sharad Gargiya

Dear Sir,

Sub :	In-principle approval for listing of Rated Taxable Secured Redeemable Non-Convertible Debentures to be issued on private placement basis

This is with reference to your application for listing of Rated Taxable Secured Redeemable Non-Convertible Debentures of face value of Rs. l0,00,000/-each for cash, aggregating to about Rs. 500 Crore proposed to be issued on private placement basis, on the Wholesale Debt Market                      change. In this regard, the Exchange is pleased to grant in-principle approval

Kindly note that these debt instruments may be listed on the Exchange after the allotment process has been completed provided the securities of the issuer are eligible for listing on the Exchange as per our listing criteria and the issuer fulfills the listing requirements of the Exchange. The issuer is responsible to ensure compliance with all the applicable guidelines issued by appropriate authorities from time to time including SEBI (Issue and Listing of Debt Securities) Regulations, 2008.

Yours faithfully, For National Stock Exchange of India Limited

/s/ Kamlesh Patel
Kamlesh Patel Manager